UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NEWS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

News Corporation

1211 Avenue of the Americas

New York, New York, 10036

(212) 416-3400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 13, 2014

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of News Corporation (the “Company”) will be held on November 13, 2014 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. Registration will close ten minutes before the Annual Meeting begins. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

At the Annual Meeting, stockholders will be asked to:

•	elect the 12 Directors identified in this proxy statement to the Board of Directors;
•	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015;
•	consider an advisory vote to approve executive compensation;
•	consider an advisory vote on the frequency of future advisory votes to approve executive compensation;
•

approve the material terms of the performance goals under the News Corporation 2013 Long-Term Incentive Plan, as amended and restated, for purposes of Section 162(m) of the Internal Revenue Code (the “Code”);

•	consider a stockholder proposal to eliminate the Company’s dual class capital structure, if properly presented at the Annual Meeting; and
•	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Company’s proxy statement. While all of the Company’s stockholders and all holders of CHESS Depositary Interests (“CDIs”) exchangeable for shares of the Company’s common stock are invited to attend the Annual Meeting, only stockholders of record and holders of CDIs exchangeable for shares of the Company’s Class B Common Stock at the close of business on September 16, 2014 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.

Important Information for Holders of Class B Common Stock

It is important that your shares of the Company’s Class B Common Stock be represented and voted at the Annual Meeting. If you are a holder of shares of Class B Common Stock, you may submit a proxy for those shares by telephone or the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials, or if you requested a paper proxy card, you may submit your proxy by mail if you prefer. If you attend the Annual Meeting, you may vote your shares in person at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person at the Annual Meeting even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy for your shares of Class B Common Stock by telephone or the Internet or, if you requested a paper proxy card, by completing and returning the proxy card as promptly as possible, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by November 10, 2014. All attendees will be required to present the admission ticket and a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, you may request an admission ticket by:

•	visiting newscorp.com/2014am and following the instructions provided;
•	sending an e-mail to the Corporate Secretary at 2014AnnualMeeting@newscorp.com providing the name under which you hold shares of record or a properly executed proxy card;
•	calling the Corporate Secretary at (212) 416-3400; or
•	sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card.

If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of the Record Date prior to you being issued an admission ticket.

If you are not a stockholder of record and hold your shares of common stock in “street name,” i.e., your shares of common stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax (to the email address and fax number indicated above) along with evidence of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by November 10, 2014.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. Registration will close ten minutes before the Annual Meeting begins. If you do not provide an admission ticket and valid, government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

The Annual Meeting will be audiocast live on the Internet at www.newscorp.com.

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

If you would like to register to receive materials relating to next year’s annual meeting of stockholders electronically instead of by mail, please go to newscorp.com/investor-relations/electronic-delivery and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps lower the Company’s costs and reduce the amount of paper mailed to your home.

Michael L. Bunder

Corporate Secretary

New York, New York

September 30, 2014

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF THE COMPANY’S CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE SUBMIT A PROXY FOR YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY BY TELEPHONE, INTERNET OR PROXY CARD.

Page
General	1
Proxy Summary	7
Proposal No. 1: Election of Directors	9
Corporate Governance Matters	15
Director Compensation	22
Certain Relationships and Related-Party Transactions	25
Report of the Audit Committee	26
Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm	28
Executive Officers of News Corp	30
Security Ownership of News Corp	31
Compensation Discussion and Analysis	34
Compensation Committee Report	45
Compensation Committee Interlocks and Insider Participation	45
Risks Related to Compensation Policies and Practices	45
Executive Compensation	46
Summary Compensation Table	46
Grants of Plan-Based Awards Table	47
Employment Agreements	47
Outstanding Equity Awards Table	48
Options Exercised and Stock Vested Table	50
Pension Benefits Table	50
Nonqualified Deferred Compensation Table	51
Potential Payments Upon Termination	52
Proposal No. 3: Advisory Vote to Approve Executive Compensation	57
Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	58
Proposal No. 5: Approval of the Material Terms of the Performance Goals under the News Corporation 2013 Long-Term Incentive Plan, as Amended and Restated, for Purposes of Section 162(m) of the Internal Revenue Code	59
Proposal No. 6: Stockholder Proposal—Eliminate the Company’s Dual Class Capital Structure	65
Section 16(a) Beneficial Ownership Reporting Compliance	67
Annual Report on Form 10-K	67
2015 Annual Meeting of Stockholders	67
Additional Information	68
Incorporation by Reference	68
Other Matters	68

Appendix A: Map and Instructions
Appendix B: News Corporation 2013 Long-Term Incentive Plan, as amended and restated

News Corporation

1211 Avenue of the Americas

New York, New York, 10036

PROXY STATEMENT

Annual Meeting of Stockholders—November 13, 2014

GENERAL

Persons Making the Solicitation

News Corporation (the “Company” or “News Corp”) became an independent, publicly traded company in June 2013 when the Company completed the separation of its businesses (the “Separation”) from its former parent company, Twenty-First Century Fox, Inc. (formerly named News Corporation) (“21st Century Fox”). We are holding our first annual meeting of stockholders as an independent, publicly traded company. This proxy statement is furnished in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for use at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 13, 2014 at 10:00 a.m. (Pacific Time) at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035 and at any adjournment or postponement thereof.

A shuttle service will be available to take you to the Annual Meeting from Century Park West Parking Structure, 2030 Century Park West, Los Angeles, California 90067, where complimentary parking for the Annual Meeting will be provided. Parking will not be available at Fox Studios. Please see the map and instructions in Appendix A for parking information and other logistical details. We suggest arriving at least 45 minutes early to allow sufficient time to park, take the shuttle provided by the Company to the meeting site and complete the admission process. Registration will close ten minutes before the Annual Meeting begins. You will not be able to enter the Annual Meeting except by the shuttle service provided by the Company.

The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), or printed copy of the proxy materials, as applicable, is first being mailed to stockholders on or about September 30, 2014. You are requested to submit your proxy in order to ensure that your shares are represented at the Annual Meeting.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). As of the Record Date, there were 199,630,240 shares of Class B Common Stock outstanding and entitled to vote and 380,425,477 shares of non-voting Class A Common Stock outstanding. Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock.

The Company’s shares are also traded on the Australian Securities Exchange in the form of CHESS Depositary Interests (“CDIs”). CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, whichever is applicable, at the rate of one CDI per one such share of Common Stock.

Record Date

The Board has fixed the close of business on September 16, 2014 as the record date for determining which of the Company’s stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy (the “Record Date”). A list of the stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the Company’s principal executive offices during the ten (10) days prior to the Annual Meeting.

If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and these proxy materials are being sent directly to you from the Company.

If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock.

Holders of CDIs exchangeable for Class B Common Stock (“Class B CDIs”) have a right to direct CHESS Depositary Nominees Pty Ltd. (“CDN”), the issuer of the CDIs, on how it should vote with respect to the proposals described in this proxy statement.

Internet Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy statement, annual report and other materials (the “proxy materials”) relating to the Annual Meeting to stockholders, the Company may furnish proxy materials to stockholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the Company’s proxy materials, as well as how to submit your proxy, over the Internet. If you receive a Notice of Internet Availability and would still like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, you should follow the instructions for requesting these materials included in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 13, 2014

The proxy materials are available at www.proxyvote.com.

You may also request a printed copy of the proxy materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2014 annual report to stockholders will be made available at the same time and by the same methods.

If you are a CDI holder, you may also request a printed copy of the proxy materials and our 2014 annual report to stockholders by any of the following methods: via Internet at www.investorvote.com.au; or by telephone at 1300-721-599 (within Australia) or +61-3-9946-4461 (outside of Australia).

Householding

Only one copy of the Notice of Internet Availability or the proxy materials, as applicable, is being delivered to multiple stockholders sharing an address unless one or more of the stockholders at that address have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability or proxy materials, as applicable, to any stockholder residing at a shared address to which only one copy was delivered. Requests for additional copies of these materials for the current year or future years should be directed to the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Alternatively, additional copies may be requested via Internet at www.proxyvote.com, by telephone at 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com. Stockholders of record residing at the same address and currently receiving multiple copies of the Notice of Internet Availability or proxy materials, as applicable, may contact the Corporate Secretary to request that only a single copy be delivered in the future.

Voting and Submission of Proxies

The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each properly executed and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, the shares represented by the proxy will be voted “FOR” Proposals 1, 2, 3, and 5, “AGAINST” Proposal 6 and, with respect to Proposal 4, for holding an advisory vote to approve executive compensation every “ONE” year in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote on that matter in their discretion.

If you are a holder of Class B Common Stock, telephone and Internet proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date. If you are located in the United States or Canada and are a stockholder of record, you can submit a proxy for your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also submit a proxy for your shares by Internet at www.proxyvote.com. Both the telephone and Internet systems have easy to follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by telephone or Internet, you should have in hand when you call or access the website, as applicable, the Notice of Internet Availability or the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you submit a proxy by telephone or Internet, you do not need to return your proxy card to the Company. A telephone or Internet proxy must be received no later than 11:59 p.m. (Eastern Time) on the day before the Annual Meeting date.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

If you hold Class B CDIs, Internet proxy submission is available 24 hours a day through 5:00 p.m. (Australian Eastern Daylight Time) on November 10, 2014. You may submit a proxy for your CDIs by Internet at www.investorvote.com.au. The Internet system has easy to follow instructions on how you may submit a proxy for your CDIs and allows you to confirm that the system has properly recorded your proxy. If you submit a proxy for your CDIs by Internet, you should have in hand when you access the website the Notice of Internet Availability or the voting instruction card (for those CDI holders who have received, by request, a hard copy of the voting instruction card). If you submit a proxy for your CDIs by Internet, you do not need to return your voting instruction form to the Company. If you have received, by request, a hard copy of the voting instruction card, and wish to submit your proxy by mail, you should complete and return the voting instruction card to Australian share registrar by 5:00 p.m. (Australian Eastern Daylight Time) on November 10, 2014.

While the Company encourages holders of Class B Common Stock to vote by proxy, you also have the option of voting your shares of Class B Common Stock in person at the Annual Meeting. If you are a stockholder of record of Class B Common Stock, you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If you are a beneficial owner of Class B Common Stock, in order to attend the Annual Meeting or vote in person, you must obtain and provide when you request an admission ticket a properly executed proxy issued in your name from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Class B Common Stock.

Revocation of Proxies

If you are a stockholder of record of Class B Common Stock, you may change your vote or revoke your proxy at any time prior to the voting at the Annual Meeting:

•	by notifying in writing our Corporate Secretary, Michael L. Bunder, at News Corporation, 1211 Avenue of the Americas, New York, New York 10036;
•	by attending the Annual Meeting and voting in person (your attendance at the Annual Meeting will not by itself revoke your proxy);
•	by submitting a later-dated proxy card; or
•	if you submitted a proxy by telephone or Internet, by submitting a subsequent proxy by telephone or Internet.

If you are a beneficial owner of Class B Common Stock and have instructed a broker, bank or other nominee to vote your shares, you may follow the directions received from your broker, bank or other nominee to change or revoke those instructions.

Class B CDI holders may change prior voting instructions by submitting a later-dated CDI voting instruction form before 5:00 p.m. (Australian Eastern Daylight Time) on November 10, 2014. Revocation of prior voting instructions must be submitted in writing and received before 5:00 p.m. (Australian Eastern Daylight Time) on November 10, 2014.

Attending the Annual Meeting in Person

While all of the Company’s stockholders and all holders of CDIs exchangeable for shares of Common Stock are invited to attend the Annual Meeting, only holders of Class B Common Stock are entitled to vote at the Annual Meeting. As discussed above, if you are a stockholder of record of Class B Common Stock, you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If you are a beneficial owner of Class B Common Stock, in order to attend the Annual Meeting and vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you are planning to attend the Annual Meeting in person, you will be asked to register prior to entering the Annual Meeting. You must request an admission ticket in advance and your request must be received by November 10, 2014. All attendees will be required to present the admission ticket and a valid, government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, you may request an admission ticket by:

•	visiting newscorp.com/2014am and following the instructions provided;
•	sending an e-mail to the Corporate Secretary at 2014AnnualMeeting@newscorp.com providing the name under which you hold shares of record or a properly executed proxy card;

•	calling the Corporate Secretary at (212) 416-3400; or
•	sending a fax to the Corporate Secretary at (212) 852-7217 providing the name under which you hold shares of record or a properly executed proxy card.

If you are a stockholder of record, your ownership of common stock will be verified against the list of stockholders of record as of the Record Date prior to being issued an admission ticket.

If you are a beneficial owner and hold your shares of common stock in “street name,” i.e., your shares of common stock are held in a brokerage account or by a bank or other nominee, you will need to send a request for an admission ticket either by e-mail or fax (to the email address and fax number indicated above) along with evidence of beneficial ownership as of the Record Date, such as an account statement or letter from your broker, bank or nominee indicating that you were the beneficial owner of the shares on the Record Date, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership on the Record Date. Requests for admission tickets will be processed in the order in which they are received and must be received by November 10, 2014.

Seating at the Annual Meeting will begin at 9:00 a.m. (Pacific Time). Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. We suggest arriving at least 45 minutes early to the Annual Meeting. Registration will close ten minutes before the Annual Meeting begins. If you do not provide an admission ticket and valid, government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting. The Company reserves the right to remove persons from the Annual Meeting who disrupt the Annual Meeting or who do not comply with the rules and procedures for the conduct of the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 416-3400 or send an email to 2014AnnualMeeting@newscorp.com and identify your specific need no later than November 10, 2014.

The Annual Meeting will be audiocast live on the Internet at www.newscorp.com.

Required Vote

Quorum.  In order for the Company to conduct the Annual Meeting, the holders of a majority in voting power of all of the outstanding shares of the stock entitled to vote as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) will be counted for purposes of establishing a quorum at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares of Class B Common Stock by submitting your proxy by telephone or the Internet or, if you requested a hard copy of the proxy card or voting instruction card, by completing and returning the proxy card or voting instruction card as promptly as possible in the accompanying postage-paid envelope prior to the Annual Meeting to ensure that your shares of Class B Common Stock will be represented at the Annual Meeting if you are unable to attend and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

Election of Directors.  In an uncontested election, each Director shall be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director’s election must exceed the number of votes cast “AGAINST” that Director’s election. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” with respect to the Director or Directors indicated. In a contested election where the number of nominees for Director exceeds the number of Directors to be elected, each Director shall be elected by a plurality of the votes cast. The election of the 12 Director nominees at the Annual Meeting will be an uncontested election.

Ratification of Selection of Independent Registered Public Accounting Firm.  Ratification of the selection of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015 (“fiscal 2015”) requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” this proposal.

Advisory Vote to Approve Executive Compensation.  We will consider this proposal to be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” this proposal.

Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation.  The frequency of future advisory votes to approve executive compensation (i.e., once every “ONE”, “TWO” or “THREE” years) receiving the greatest number of votes cast at the Annual Meeting shall be considered the frequency recommended by stockholders. Abstentions and broker non-votes will not be counted as a vote cast for any frequency.

Approval of the Material Terms of the Performance Goals under the News Corporation 2013 Long-Term Incentive Plan, as amended and restated, for Purposes of Section 162(m) of the Internal Revenue Code (the “Code”).  Approval of this proposal requires a majority of the votes cast at the Annual Meeting be voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” this proposal.

Vote on the Stockholder Proposal.  If properly presented at the Annual Meeting, we will consider the proposal to be approved if a majority of the votes cast at the Annual Meeting is voted “FOR” the proposal. Abstentions and broker non-votes will not be counted as a vote cast either “FOR” or “AGAINST” the proposal.

Note on Broker Non-Votes.  A “broker non-vote” occurs when you do not give instructions to your broker, bank or nominee of shares you beneficially own in “street name” on how to vote your shares of Class B Common Stock. In these circumstances, if you do not provide voting instructions, the broker, bank or nominee may nevertheless vote your shares on your behalf with respect to the ratification of the selection of E&Y as the Company’s independent registered public accounting firm, but cannot vote your shares on any other matters being considered at the Annual Meeting.

A representative of American Election Services, LLC has been appointed to act as independent Inspector of Elections for the Annual Meeting and will tabulate the votes.

PROXY SUMMARY

We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Time and Date:	Thursday, November 13, 2014 at 10:00 a.m. (Pacific Time)
Place:	Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, CA 90035
Record Date:	September 16, 2014
Voting:

•       Holders of Class B Common Stock are entitled to vote by Internet at www.proxyvote.com; telephone at 1-800-690-6903; completing and returning their proxy card; or in person at the annual meeting

•       Holders of Class B CDIs are entitled to vote by Internet at www.investorvote.com.au; or by completing and returning their voting instruction card

Voting Matters

	Page Number	Voting Standard	Board Vote Recommendation
Proposal No. 1: Election of 12 Directors	9	Majority of votes cast	For each director nominee
Proposal No. 2: Ratification of Selection of E&Y as Independent Registered Public Accounting Firm for Fiscal 2015	28	Majority of votes cast	For
Proposal No. 3: Advisory Vote to Approve Executive Compensation	57	Majority of votes cast	For
Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	58	Greater number of votes cast	For the option of every “ONE” year
Proposal No. 5: Approval of the Material Terms of the Performance Goals under the News Corporation 2013 Long-Term Incentive Plan, as Amended and Restated, for Purposes of Section 162(m) of the Code	59	Majority of votes cast	For
Proposal No. 6: Stockholder Proposal	65	Majority of votes cast	Against

Fiscal 2014 Business Highlights

•	For the year ended June 30, 2014 (“fiscal 2014”), the Company reported full year total revenues of $8.6 billion, a 4% decrease, while Total Segment EBITDA[1] improved 12% to $770 million.
•	The Company reported fiscal 2014 full year net cash provided by operating activities of $854 million, a $353 million increase over the prior year.
•	The Company reported fiscal 2014 full year free cash flow available to News Corporation[1] of $365 million, a $293 million increase over the prior year.
•

The Company completed its first acquisition, Storyful Limited, a social media news agency, in December 2013. The Company completed the acquisition of Harlequin Enterprises Limited, a leading publisher of women’s fiction, in August 2014.

•	Net income available to News Corporation stockholders per share was $0.41.

[1]

Total Segment EBITDA and free cash flow available to News Corporation are non-GAAP financial measures. For information on these non-GAAP financial measures, as defined by the Company, please see the Company’s Annual Report on Form 10-K for the year ended June 30, 2014 filed with the SEC on August 14, 2014 on page 49 for Total Segment EBITDA and page 65 for free cash flow available to News Corporation.

Executive Compensation Matters

The Company seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. Several important features of our executive compensation program are:

•

The Company’s executive compensation program is designed to drive Company performance, ensure our compensation practices support short- and long-term growth for stockholders, and attract, retain and motivate the top executive talent necessary for the Company’s success.

•	Pay is based on performance. For fiscal 2014, variable pay comprised 80% of total target pay for the Executive Chairman, 75% for the Chief Executive Officer and 67% for the Chief Financial Officer.
•

The Company’s annual bonus and long-term incentive programs for its named executive officers rely on a number of diversified performance metrics. The annual bonus program bases a significant portion of each named executive officer’s total compensation opportunity upon individual and group contributions and the achievement of target financial performance. The performance-based long-term incentive program relies on multiple pre-set, three-year financial performance metrics.

•

The Compensation Committee approves in advance the framework for the annual bonus, including a determination at the beginning of the performance period of performance levels for the achievement of the financial performance metric upon which two-thirds of the annual bonus is based.

•

The Company has strong governance policies related to executive compensation. The Compensation Committee is comprised entirely of Independent Directors. In addition, the Company’s compensation programs include risk mitigation features, such as significant Board and management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics, and clawback provisions for named executive officers’ bonus compensation. The Compensation Committee annually oversees an assessment of risks related to compensation policies and practices.

•

The Company prohibits all Directors and employees, including our named executive officers, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities.

For additional information, see the “Compensation Discussion and Analysis,” which begins on page 34, and the Fiscal 2014 Summary Compensation Table and other related tables and disclosure, which begin on page 46.

Board Nominees

Director	Age	Director Since	Independent	Other Reporting Company Directorships(1)	Committee Memberships			Gender
					Audit	Compensation	Nominating & Corporate Governance
K. Rupert Murdoch	83	2013		1				M
Lachlan K. Murdoch	43	2013		1				M
Robert J. Thomson	53	2013		0				M
José María Aznar	61	2013	X	0			Chair	M
Natalie Bancroft(2)	34	2013	X	0		X	X	F
Peter L. Barnes(3)	71	2013	X	0	Chair	X		M
Elaine L. Chao	61	2013	X	2	X		X	F
John Elkann	38	2013	X	0		X		M
Joel I. Klein	67	2013		1				M
James R. Murdoch	41	2013		1				M
Ana Paula Pessoa	47	2013	X	0	X			F
Masroor Siddiqui	42	2013	X	0	X	Chair		M

(1)	Includes directorships held as of the date of this proxy statement.
(2)	Ms. Bancroft was appointed to the Compensation Committee during fiscal 2015 and did not serve on such Committee during fiscal 2014.
(3)	Mr. Barnes serves as the Lead Director. For more details, see page 16.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) has nominated twelve Directors for election at this Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the proxy holders may reduce the size of the Board or exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominees. The ages shown are as of September 30, 2014. Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

K. Rupert Murdoch AC
Age: 83 Director since: June 2013 Other Current Reporting Company Directorships: 21st Century Fox (1979-present)

K. Rupert Murdoch AC has served as the Company’s Executive Chairman since December 2012. He has been Chief Executive Officer of 21st Century Fox, the Company’s former parent, since 1979 and its Chairman since 1991. Mr. K.R. Murdoch is the father of Messrs. J.R. Murdoch and L.K. Murdoch.

Mr. K.R. Murdoch has been the driving force behind the evolution of the Company and 21st Century Fox from the single, family-owned Australian newspaper he took over in 1953 to the global public media companies they are today. Mr. K.R. Murdoch brings to the Board invaluable knowledge and expertise regarding the Company’s businesses and provides strong operational leadership and broad strategic vision for its future.

Lachlan K. Murdoch
Age: 43 Director since: June 2013 Other Current Reporting Company Directorships: 21st Century Fox (1996-present)

Lachlan K. Murdoch has been the Non-Executive Co-Chairman of both the Company and 21st Century Fox since March 2014. He has served as Executive Chairman of NOVA Entertainment (formerly known as DMG Radio Australia), an Australian media company, since 2009. Mr. L.K. Murdoch has served as the Executive Chairman of Illyria Pty Ltd, a private investment company, since 2005. He served as a Director of Ten Network Holdings Limited, an Australian media company, from 2010 to March 2014 and as its Non-Executive Chairman from February 2012 to March 2014, after serving as its Acting Chief Executive Officer from 2011 to January 2012. Mr. L.K. Murdoch served as an advisor to 21st Century Fox from 2005 to 2007, and served as its Deputy Chief Operating Officer from 2000 to 2005. Mr. L.K. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. J.R. Murdoch.

Mr. L.K. Murdoch brings a wealth of knowledge regarding the Company’s operations, as well as management and strategic skills to the Board. Mr. L.K. Murdoch has extensive experience serving in several senior leadership positions within 21st Century Fox, including previously as Deputy Chief Operating Officer, and at various operating units within the Company, in particular as head of News Limited (now known as News Corp Australia) and the New York Post.

Robert J. Thomson
Age: 53 Director since: June 2013

Robert J. Thomson has served as the Company’s Chief Executive Officer since January 2013. He served as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal from 2008 to 2012. Mr. Thomson previously served as Publisher of Dow Jones from 2007 to 2008, after serving as Editor of The Times of London from 2002 to 2007. Prior to that role, he was Managing Editor of the U.S. edition of the Financial Times.

Through his position as the Company’s Chief Executive Officer, Mr. Thomson has an intimate knowledge of the Company’s operations. Mr. Thomson has extensive business, operational and international experience in the publishing industry through his career as a financial journalist, foreign correspondent and editor. Under his management and leadership, The Wall Street Journal was consistently one of the most innovative and successful newspapers in the U.S. and also greatly expanded its global reach through the digital initiatives of WSJ.com. As Managing Editor of the U.S. edition of the Financial Times, Mr. Thomson led its drive into the U.S. market, where sales trebled during his tenure. His keen understanding of the evolving U.S. and international markets in which the Company operates and his commitment to generating high quality content make him a valuable resource for the Board.

José María Aznar
Age: 61 Director since: June 2013 Committees: Nominating and Corporate Governance (Chair)

José María Aznar has been the President of the Foundation for Social Studies and Analysis, a political research and educational organization focused on Spain, since 1989. Mr. Aznar was a Distinguished Scholar at the Edmund A. Walsh School of Georgetown University from 2004 to 2011. Since 2011, he has been a Distinguished Fellow at the Johns Hopkins University Paul H. Nitze School of Advanced International Studies, where he is also Chairman of the Atlantic Basin Initiative. Mr. Aznar has served as a member of the International Advisory Board of Barrick Gold Corporation since 2011. Mr. Aznar is the Honorific President of the Partido Popular of Spain and served as its Executive President from 1990 to 2004. Mr. Aznar was a member of The State Council of Spain from 2005 to 2006 and served as the President of Spain from 1996 to 2004. Mr. Aznar served as a Director of 21st Century Fox from 2006 until June 2013.

Mr. Aznar, with his extensive experience, including serving as President of Spain, brings knowledge, expertise and an international perspective to the Board, providing valuable insight into political and governmental matters throughout the world. He has a unique and deep knowledge with respect to several countries in which the Company operates.

Natalie Bancroft
Age: 34 Director since: June 2013 Committees: Compensation; Nominating and Corporate Governance

Natalie Bancroft is a professionally trained opera singer, has studied journalism and is a graduate of L’Institut de Ribaupierre in Lausanne, Switzerland. Ms. Bancroft has a culturally diverse background, having lived across Europe, and speaks several languages fluently. Ms. Bancroft served as a Director of 21st Century Fox from 2007 until June 2013.

Ms. Bancroft brings public company board and corporate governance experience to the Board gained from her service as a current Director and member of both the Company’s Compensation and Nominating and Corporate Governance Committees, and as a former Director of 21st Century Fox and member of its Nominating and Corporate Governance Committee. Ms. Bancroft’s public company board, corporate governance and international experience add valuable perspective to the deliberations of the Board.

Peter L. Barnes
Age: 71 Director since: June 2013 Committees: Audit (Chair); Compensation

Peter L. Barnes has been the Lead Director of the Company since June 2013. Mr. Barnes has been a Director of Metcash Limited since 2005, serving as its Chairman since 2010, and was a Director of its predecessor from 1999 to 2005. Mr. Barnes served in various senior management positions in the United States, the United Kingdom and Asia at Philip Morris International Inc. from 1971 to 1998, including as President of Philip Morris Asia Inc. Mr. Barnes served as a Director of 21st Century Fox from 2004 until June 2013.

Mr. Barnes brings to the Board the leadership, operational and financial skills gained in his several roles at Philip Morris, as well as through his service as a Director at a number of private and public companies, including his service as Chairman of several of these companies.

Elaine L. Chao

Age: 61

Director since: June 2013

Committees: Audit; Nominating and Corporate Governance

Other Current Reporting Company Directorships: Protective Life Corp. (2011-present); Wells Fargo & Co. (2011-present)

Elaine L. Chao served as the 24th U.S. Secretary of Labor from 2001 to 2009. Ms. Chao has been a Distinguished Fellow at The Heritage Foundation, a research and educational organization based in Washington D.C., since 2009. She is also chairwoman of the Ruth Mulan Chu Chao Foundation. Ms. Chao also served as President and Chief Executive Officer of United Way of America. Her prior government service includes serving as Director of the Peace Corps and as Deputy Secretary at the U.S. Department of Transportation. Prior to her government service, she was Vice President of Syndications at Bank of America and a banker with Citicorp. Ms. Chao served as a Director of 21st Century Fox from 2012 until June 2013 and as a Director of Dole Food Company, Inc. from 2009 until 2013.

Ms. Chao’s work in the public, private and non-profit sectors includes vast experience leading large scale, complex and highly visible organizations. She offers the Board valuable insights on macroeconomics, competitiveness, workforce issues and corporate governance as well as an extensive knowledge of the U.S. government at the federal and state levels.

John Elkann
Age: 38 Director since: June 2013 Committees: Compensation

John Elkann has been the Chairman and Chief Executive Officer of EXOR S.p.A., an investment company owning global companies in diversified sectors primarily in Europe and the United States, since 2011. He has served since 2010 as Chairman of Fiat S.p.A., where he has been a Director since 1997 and was Vice Chairman from 2004 to 2010. He has also served as Chairman of C&W Group, Inc. since 2014 and Editrice La Stampa since 2008, a non-Executive Director of The Economist Group since 2009, and as a Director of Gruppo Banca Leonardo S.p.A. since 2006. Mr. Elkann has also served as Director of CNH Industrial N.V. since 2013; prior to the merger between Fiat Industrial and CNH N.V., he served as a Director of Fiat Industrial from 2010. Mr. Elkann served as a Director of SGS SA from 2011 to 2013.

Mr. Elkann has extensive experience in a number of industries including publishing and media. He offers the Board strong leadership skills and a valuable perspective on industries relevant to the Company’s businesses.

Joel I. Klein
Age: 67 Director since: June 2013 Other Current Reporting Company Directorships: Boston Properties, Inc. (2013-present)

Joel I. Klein has been an Executive Vice President of the Company since June 2013. Mr. Klein has also served as Chief Executive Officer of Amplify, the Company’s digital education business, since 2011. Mr. Klein previously served as a Director and Executive Vice President of 21st Century Fox from 2011 until June 2013. He was the New York City schools chancellor from 2002 through 2010. He was the U.S. Chairman and Chief Executive Officer of Bertelsmann, Inc. and Chief U.S. Liaison Officer to Bertelsmann AG from 2001 to 2002. Mr. Klein also served with the Clinton administration in a number of roles, including Deputy White House Counsel from 1993 to 1995.

As Chief Executive Officer of Amplify, Mr. Klein is a key member of the Company’s management team. His experience leading the largest public school system in the United States and contacts in the education industry position him as an excellent executive for the Company’s digital education business. Mr. Klein brings to the Board strong leadership skills gained from his decades of service in the private and public sectors.

James R. Murdoch
Age: 41 Director since: June 2013 Other Current Reporting Company Directorships: 21st Century Fox (2007-present)

James R. Murdoch has been the Co-Chief Operating Officer of 21st Century Fox since March 2014. He previously served as the Deputy Chief Operating Officer and Chairman and CEO, International of 21st Century Fox from 2011 until March 2014, after serving as 21st Century Fox’s Chairman and Chief Executive, Europe and Asia beginning in 2007. Mr. J.R. Murdoch was the Chief Executive Officer of British Sky Broadcasting (“BSkyB”) from 2003 to 2007. He has served as a Director of BSkyB since 2003 and served as its Non-Executive Chairman from 2007 to 2012. He has served on the Supervisory Board of Sky Deutschland since April 2013 and as its Chairman since September 2013. Mr. J.R. Murdoch was the Chairman and Chief Executive Officer of STAR Group Limited, a subsidiary of 21st Century Fox, from 2000 to 2003. Mr. J.R. Murdoch previously served as an Executive Vice President of 21st Century Fox, and served as a member of the Board from 2000 to 2003. Mr. J.R. Murdoch served as a Director of GlaxoSmithKline plc from 2009 to 2012 and as a Director of Sotheby’s from 2010 to 2012. Mr. J.R. Murdoch is the son of Mr. K.R. Murdoch and the brother of Mr. L.K. Murdoch.

Mr. J.R. Murdoch is a key member of 21st Century Fox’s management team, as the Co-Chief Operating Officer. Mr. J.R. Murdoch has served in a number of leadership positions within 21st Century Fox and at its affiliates over the past 18 years. His broad-based experience, extensive knowledge of international markets, unique understanding of emerging technologies and strategic perspective of the Company’s business and operations enable him to be a valuable resource for the Board.

Ana Paula Pessoa
Age: 47 Director since: June 2013 Committees: Audit

Ana Paula Pessoa has been a Partner at Brunswick Group, an international corporate communications firm, since May 2012. She is a Partner of Black-Key Participações SA, a company she founded in 2011, which invests in digital start-up companies in Brazil, including Neemu.com. She is also the founder of Avanti SC, a strategic planning consulting firm, where she has served as a consultant since 2000. Ms. Pessoa previously served in numerous roles during her 18-year career at the Globo Organizations (“Globo”), a media group in South America, most recently as the Chief Financial Officer from 2001 to 2011 and New Business Director from 2008 to 2011 of Infoglobo, the newspaper, Internet and information services business of Globo. She also served as a Director of Globo’s subsidiaries including Valor Economico, a financial newspaper in Brazil, and Zap Internet, an online classified service in Brazil, from 2001 to 2011 and as a Director of SPIX Macaw Internet SA, an online news distribution start-up company, from 2009 to 2011. Ms. Pessoa currently serves on the audit committee of Fundacao Roberto Marinho, as a member of the Rio de Janeiro City Council and as a member of the advisory board of The Nature Conservancy (TNC) Brasil.

During her tenure at Globo, Ms. Pessoa gained extensive experience in its newspaper, Internet, cable and satellite television and telecom operations. Along with this media expertise, she brings to the Board strong business development and financial skills.

Masroor Siddiqui
Age: 42 Director since: June 2013 Committees: Audit; Compensation (Chair)

Masroor Siddiqui is the Managing Partner of Naya Management LLP, an investment firm he co-founded in May 2012. He was previously a Partner at The Children’s Investment Fund Management (UK) LLP, a hedge fund, from 2009 to 2011 and a Managing Director at Canyon Partners, an investment firm, from 2006 to 2009. Mr. Siddiqui previously served as a Senior Vice President at Putnam Investments, where he was responsible for a broad range of investments.

Mr. Siddiqui has significant experience in investing with a focus on media investments. He offers the Board valuable insights on global markets and industries relevant to the Company’s businesses.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE MATTERS

The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders. Our Board will regularly review and update its compliance and training programs and corporate governance practices in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of the Company’s business. Our corporate governance practices include:

•	Annual election of Directors. Each Board member, including our Executive Chairman, is elected on an annual basis.
•	Majority vote standard in uncontested elections. Each Director must be elected by a majority of votes cast, rather than by a plurality.
•	Independent Lead Director. The Lead Director, Peter Barnes, is an independent, non-executive Director.
•

Board recommends annual advisory vote to approve executive compensation.  The Board recommends that future advisory votes to approve executive compensation occur every year so our stockholders may annually express their views on our executive compensation program.

•	Independent Board committees. Each of the Audit, Compensation and Nominating and Corporate Governance Committee is made up of independent Directors.
•	Committee authority to retain independent advisors. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has the authority to retain independent advisors.
•

Stock ownership guidelines for executive officers and Directors.  Significant stock ownership requirements for our CEO, CFO and non-executive Directors strongly link their interests with those of stockholders.

•

Prohibition on hedging of Company stock.  The Company prohibits all Directors and employees, including the named executive officers, from engaging in short sales of the Company’s securities and investing in derivative securities whose value is derived from the value of the Company’s common stock.

•

Strong Board oversight of compliance programs.  The Audit Committee reviews with the Company’s General Counsel and Chief Compliance Officer the results of the Company’s ongoing anti-corruption compliance program and oversees the activities of the Company’s Compliance Steering Committee.

Governing Documents

The Board has adopted the Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The Statement of Corporate Governance addresses, among other things, the composition and functions of the Board, Director independence, Board membership criteria, Director compensation and equity ownership requirements, management evaluation and succession and Board committees.

The Board has also adopted the Standards of Business Conduct, which are applicable to all Directors, officers and employees of the Company. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. To promote further ethical and responsible decision-making, the Board has established the Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”), which is incorporated by reference into the Standards of Business Conduct.

The Statement of Corporate Governance, the Standards of Business Conduct, the Code of Ethics and each of the Board committee charters are available on the Corporate Governance section of the Company’s website at

http://newscorp.com/corporate-governance/ and in print to any stockholder who requests them from the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. If the Company amends or waives the Standards of Business Conduct or the Code of Ethics with respect to an executive officer or Director, it will post the amendment or waiver at the same location on its website.

Director Independence

The Nominating and Corporate Governance Committee has adopted the definition of “Independent Director” as set forth in NASDAQ Listing Rule 5605(a)(2) to assist the Board in its annual determination of whether a Director shall be deemed to be independent of the Company. However, the Board may determine that a Director is not independent for any reason it deems appropriate.

During its review of Director independence, the Board considered transactions and relationships between each Director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between the Directors, or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the Director is independent.

In assessing Ms. Chao’s independence, the Board considered contributions made by the Company’s Political Action Committee (the “News Corporation PAC”), which is entirely funded by voluntary employee contributions and not contributions from the Company, its subsidiaries or its affiliates; and by certain executive officers and Directors of the Company to the campaign for U.S. Senator Mitch McConnell, who is Ms. Chao’s husband. The Board noted that, in fiscal 2014, the News Corporation PAC had contributed $10,000 to Senator McConnell’s campaign, and that Ms. Chao was not involved in the PAC’s decisions, and was not involved in the decision to contribute to Senator McConnell. Based on available data, contributions to Senator McConnell’s campaign by certain executive officers and Directors totaled approximately $10,400. The Board concluded that such relationships would not interfere with Ms. Chao’s ability to exercise independent judgment as a Director.

As a result of its review, the Board affirmatively determined that Mmes. Bancroft, Chao and Pessoa and Messrs. Aznar, Barnes, Elkann and Siddiqui are independent of the Company and its management under the standards adopted by the Company and set forth in the NASDAQ listing rules.

Board Leadership Structure

• Executive Chairman: K. Rupert Murdoch • Non-Executive Co-Chairman: Lachlan K. Murdoch	• Independent Lead Director: Peter L. Barnes • Chief Executive Officer: Robert J. Thomson

Mr. K.R. Murdoch serves as the Executive Chairman of the Board, while Mr. Thomson serves as the CEO and a Director. Both Mr. K.R. Murdoch and Mr. Thomson are considered executive officers of the Company. The Board does not have a policy on whether the Chairman of the Board shall be an independent member of the Board. However, if the Chairman is not an Independent Director, an independent, non-executive Director shall be designated by a majority of the independent, non-executive Directors of the Board as Lead Director. Mr. Barnes, an independent, non-executive Director, currently serves as our Lead Director. The remaining Directors include Mr. L.K. Murdoch, our Non-Executive Co-Chairman, and eight other Directors (six of whom are independent). A majority of the Directors are independent.

The Board believes our current leadership structure is effective and serves the best interests of our stockholders at this time. The Board believes that this structure allows our CEO to focus on his duties in managing the day-to-day operations of the Company, while benefitting from Mr. K.R. Murdoch’s and Mr. L.K. Murdoch’s invaluable knowledge and expertise regarding the Company’s businesses. In addition, the Board believes that the role of the Lead Director is structured with sufficient authority to serve as a counter-balance to management. The Lead Director’s responsibilities include:

•	presiding over all meetings of the Board at which the Chairman is not present, including executive sessions of the non-executive Directors and the Independent Directors;
•	communicating to the Chairman feedback from executive sessions as appropriate;
•	serving as liaison between the Chairman and the Independent Directors;
•	meeting with the Audit Committee and/or the Compliance Steering Committee periodically;
•	approving meeting agendas and information sent to the Board;
•	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	calling meetings of the non-executive Directors and/or Independent Directors, if desired;
•	participating in the Compensation Committee’s evaluation of the performance of the CEO;
•	supervising the self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee;
•	supervising the Board’s determination of the independence of its Directors; and
•	ensuring his or her availability for consultation and direct communications, if requested by major stockholders.

The Board believes its independent oversight function is further enhanced by the fact that our Audit, Compensation and Nominating and Corporate Governance Committees are comprised entirely of Independent Directors. In addition, it is the policy of the Board to hold regular executive sessions of the non-executive Directors and the Independent Directors without management present. During fiscal 2014, the non-executive Directors and the Independent Directors held eight executive sessions.

The Board reviews its leadership structure at least annually taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board considers, among other things: (i) our policies and practices that provide independent Board oversight, (ii) the effect a particular leadership structure may have on Company performance, (iii) the structure that serves the best interests of our stockholders, and (iv) any relevant legislative or regulatory developments.

Board Oversight of Risk

Risk management is primarily the responsibility of management; however, the Board oversees management’s identification and management of risks to the Company. The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill this oversight responsibility. The Board, and its committees as appropriate, regularly discuss and receive periodic updates from the CEO, CFO, General Counsel and other members of senior management regarding significant risks to the Company, including in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal and regulatory, financial and reputational risks, and the plans to address these risks.

Each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee, which then reports to the full Board as appropriate. In particular:

•	the Audit Committee oversees risks relating to its review of the Company’s financial statements and financial reporting processes, and its oversight of the Company’s Compliance Steering Committee;
•	the Compensation Committee monitors risks associated with the design and administration of the Company’s compensation programs; and
•	the Nominating and Corporate Governance Committee oversees risk as it relates to the Company’s corporate governance processes.

Each committee has full access to management, as well as the ability to engage advisors. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is governed by a written charter approved by the Board and is comprised entirely of Independent Directors, as required under the existing rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NASDAQ Stock Market (“NASDAQ”). In addition, each member of the Audit Committee and the Compensation Committee meets the additional independence criteria applicable to Directors serving on these committees under NASDAQ listing rules.

Board and Committee Composition for the Fiscal Year Ended June 30, 2014

The current members of the Board and the committees of the Board on which they served are identified below. Other than the appointment of Ms. Bancroft as an additional member of the Compensation Committee during fiscal 2015, Board membership and committee composition was the same during fiscal 2014.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
K. Rupert Murdoch
Lachlan K. Murdoch
Robert J. Thomson
José María Aznar			Chair
Natalie Bancroft(1)		X	X
Peter L. Barnes(2)	Chair	X
Elaine L. Chao	X		X
John Elkann		X
Joel I. Klein
James R. Murdoch
Ana Paula Pessoa	X
Masroor Siddiqui	X	Chair
Number of meetings in fiscal 2014:	6	6	5

(1)	Ms. Bancroft was appointed to the Compensation Committee during fiscal 2015 and did not serve on such Committee during fiscal 2014.
(2)	Mr. Barnes serves as the Lead Director. For more details, see page 16.

Audit Committee.  The Audit Committee assists the Board in its oversight of:

•	the integrity of the financial statements and the financial reporting processes and systems of internal control;
•	the qualifications, independence and performance of the independent registered public accounting firm and the performance of the corporate auditors and corporate audit function;
•	compliance with legal and regulatory requirements involving financial, accounting and internal control matters;
•	investigations into complaints concerning financial matters;
•	risks that may have a significant impact on the financial statements;
•	oversight of the Anti-Corruption Compliance Program and the activities of the Compliance Steering Committee; and
•	the review, approval and ratification of transactions with related parties.

The Board has determined that all of the members of the Audit Committee are financially literate in accordance with the NASDAQ listing rules, and that Mr. Barnes is an “audit committee financial expert” as defined under the SEC rules.

Compensation Committee.  The primary responsibilities of the Compensation Committee are:

•	to review and approve goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO, and to recommend to the Board the compensation of the CEO;
•	to exercise primary responsibility for administering the Company’s incentive compensation plans and equity-based plans, including approving equity grants to our senior executives thereunder;
•

to review and approve fixed and performance-based compensation, benefits and terms of employment of the executive officers (as defined by NASDAQ listing rules) and such other senior executives identified by the Compensation Committee;

•

to review and approve or ratify employment arrangements (excluding arrangements for talent) where the sum of the base salary, bonus target and long-term incentive target is equal to or greater than a specified threshold amount;

•

to review and approve separation obligations that exceed by more than a specified amount (excluding consideration for outstanding equity awards) those provided for in an employment agreement required to be approved or ratified by the Compensation Committee;

•	to review the recruitment, retention, compensation, termination and severance policies for senior executives;
•	to review and assist with the development of executive succession plans and to consult with the CEO regarding the selection of senior executives;
•	to review the compensation of non-executive Directors for service on the Board and its committees and to recommend changes in compensation to the Board; and
•	to review the Company’s compensation policies and practices to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company.

The Board has determined that all of the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Code).

Pursuant to its charter, the Compensation Committee may delegate its authority to one or more members of the Board or officers of the Company, to the extent permitted by law, as it deems appropriate. The Compensation Committee has delegated to Messrs. K.R. Murdoch and Thomson the authority to make awards of stock-based compensation within certain prescribed limits to non-executive officers of the Company. Any awards made by Messrs. K.R. Murdoch or Thomson pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the named executive officers during fiscal 2014, including discussion of the role of compensation consultants, is found in the section titled “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee.  The primary responsibilities of the Nominating and Corporate Governance Committee are:

•

to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board;

•	to consider the performance of incumbent Directors in determining whether to nominate them for re-election;
•	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

•	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;
•	to make recommendations to the Board as to determinations of Director independence;
•	to advise and make recommendations to the Board on corporate governance matters; and
•	to develop and recommend to the Board, in coordination with the Lead Director, an annual self-evaluation process for the Board.

Director Attendance

During fiscal 2014, the Board held eight regularly scheduled and special meetings. Each of our current Directors, with the exception of Mr. Elkann, attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served (held during the period that he or she served). Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders.

Board and Committee Evaluations

The Lead Director and the Nominating and Corporate Governance Committee are responsible for overseeing an annual self-evaluation process for the Board that includes an assessment, among other things, of the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken. Each standing committee of the Board evaluates its performance on an annual basis and reports to the Board on such evaluation.

CEO Succession Planning

Our Statement of Corporate Governance provides that the Board will annually review CEO succession. The Compensation Committee, in consultation with the CEO, reviews and assists with the development of executive succession plans. The CEO provides the Compensation Committee with an assessment of members of senior management and their succession potential. The Compensation Committee reports the results of these assessments to the Board.

Director Nomination Process

The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including:

•	the candidate’s education and background;
•	his or her leadership and ability to exercise sound judgment;
•	his or her general business experience and familiarity with the Company’s businesses; and
•	whether he or she possesses unique expertise or perspective that will be of value to the Company.

Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties of our Directors. All candidates must possess personal integrity and ethical character, and value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to fulfill the duties of a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships.

Although the Board does not have a formal policy with respect to diversity in identifying Director nominees, the Nominating and Corporate Governance Committee seeks to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship, and assess the effectiveness of these factors in the Director selection and nomination process. The current composition of the Board reflects those efforts and the importance of diversity to the Board. The Company also maintains a Corporate Diversity Statement, which describes our diversity and inclusion objectives and efforts. The full text of the Corporate Diversity Statement can be found on the Company’s website at http://newscorp.com/corporate-governance/corporate-diversity-statement.

After completing its evaluation of a potential Director nominee, the Nominating and Corporate Governance Committee will make a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director.

Stockholder Recommendation of Director Candidates

Stockholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by submitting their names and appropriate background and biographical information in writing to the attention of the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Board Membership Criteria” in the Statement of Corporate Governance. Director candidates recommended by stockholders who meet these Director qualifications will be considered by the Chairman of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.

Communicating with the Board

Stockholders and other persons interested in communicating with any Director, any committee of the Board or the Board as a whole, may do so by submitting such communication in writing and sending it by regular mail to the attention of the appropriate party or to the attention of our Lead Director, Peter Barnes, at News Corporation, 1211 Avenue of the Americas, New York, New York 10036.

The General Counsel or the Corporate Secretary reviews communications to the Directors and forwards those communications as appropriate. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and unduly hostile, threatening, potentially illegal or similarly unsuitable communications.

DIRECTOR COMPENSATION

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”) because the responsibilities of Board membership are considered in determining compensation paid as part of the executives’ normal employment conditions.

The basic fees payable to the Directors who are not executives of the Company (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee and set by the Board. The Compensation Committee periodically reviews Director compensation against the Company’s peers and other comparably sized Standard & Poor’s 500 companies. In that review, the Compensation Committee considers the appropriateness of the form and amount of Director compensation and makes recommendations to the Board concerning Director compensation with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required for a company of News Corporation’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to align Directors’ interests with the long-term interests of stockholders.

During fiscal 2014, the Non-Executive Directors were Mmes. Bancroft, Chao and Pessoa and Messrs. L.K. Murdoch, Aznar, Barnes, Elkann, J.R. Murdoch and Siddiqui. The annual retainers paid to Non-Executive Directors for service on the Board and its committees in the fiscal year ended June 30, 2014 and for fiscal 2015 are set forth in the table below; provided that, for fiscal 2015, the Board approved the introduction of an annual cash retainer for the Lead Director in the amount of $35,000.

Board and Committee Retainers for the Fiscal Year Ended June 30, 2014

Annual Cash Retainer	$100,000
Annual Deferred Stock Unit (“DSU”) Retainer	$125,000
Audit Committee Chair Annual Retainer	$20,000
Compensation Committee Chair Annual Retainer	$12,000
Nominating and Corporate Governance Committee Chair Annual Retainer	$10,000
Audit Committee Member Annual Retainer	$8,000
Compensation Committee Member Annual Retainer	$6,000
Nominating and Corporate Governance Committee Member Annual Retainer	$6,000

The value of the Class A Common Stock underlying each DSU will be paid to the respective Non-Executive Director in cash at the market value of the Class A Common Stock on the fifth anniversary date of when it was credited to that Director’s account, unless that Director leaves the Board before that date. Upon a Non-Executive Director’s end of service on the Board, such Director will be paid in cash the value of the shares of Class A Common Stock credited to his or her account at the market value of those shares of Class A Common Stock as of the date of the Director’s end of service. In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees.

The table below shows the total compensation paid during the fiscal year ended June 30, 2014 by the Company to each of the Directors who are not NEOs. The compensation paid to Mr. Klein set forth below is in respect of his service as an Executive Vice President, Office of the Chairman and Chief Executive Officer of Amplify, a subsidiary of the Company. As an employee of the Company, Mr. Klein does not receive any additional compensation for his service as a member of the Board.

Director Compensation for the Fiscal Year Ended June 30, 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards(a)		Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Lachlan K. Murdoch	$100,000	$125,000		n/a	n/a	n/a		$225,000
José María Aznar	$116,000	$125,000		n/a	n/a	n/a		$241,000
Natalie Bancroft	$106,000	$125,000		n/a	n/a	n/a		$231,000
Peter L. Barnes	$134,000	$125,000		n/a	n/a	n/a		$259,000
Elaine L. Chao	$114,000	$125,000		n/a	n/a	n/a		$239,000
John Elkann	$106,000	$125,000		n/a	n/a	n/a		$231,000
Joel I. Klein	n/a	$2,195,931	(b)	n/a	n/a	$3,674,168	(c)	$5,870,099
James R. Murdoch	$100,000	$125,000		n/a	n/a	n/a		$225,000
Ana Paula Pessoa	$108,000	$125,000		n/a	n/a	n/a		$233,000
Masroor Siddiqui	$126,000	$125,000		n/a	n/a	n/a		$251,000

(a)	The amounts set forth in the Stock Awards column represent the aggregate grant date fair value of stock awards granted during the fiscal year ended June 30, 2014 based on target performance calculated in accordance with FASB ASC Topic 718. For Mr. Klein, this amount reflects the grant date fair value for both the 2014-2016 PSU Award and the Launch Performance Award. The Launch Performance Award was a one-time grant of PSUs in connection with the Separation that is not considered part of our regular annual executive compensation program. The grant date fair value for Mr. Klein’s Launch Performance Award at target is $941,116. At the maximum level of performance, the grant date fair value of (i) Mr. Klein’s 2014-2016 PSU Award would be $2,509,630; and (ii) Mr. Klein’s Launch Performance Award would be $1,882,232.
(b)	Represents stock awards granted to Mr. Klein for service as an Executive Vice President, Office of the Chairman and Chief Executive Officer, of Amplify, a subsidiary of the Company. Mr. Klein did not receive any additional compensation for his service as a member of the Board.
(c)	“All Other Compensation” paid to Mr. Klein is in respect of his service as an Executive Vice President, Office of the Chairman and Chief Executive Officer of Amplify, a subsidiary of the Company, and is comprised of the following: (i) a salary of $2,000,000 paid for fiscal 2014, (ii) an annual bonus for fiscal 2014 of $1,500,000, (iii) a car allowance of $14,400, (iv) contributions of $14,125 made by the Company to a 401(k) savings plan for the benefit of Mr. Klein, (v) contributions of $126,944 made by the Company to the Restoration Plan for the benefit of Mr. Klein and (vi) a one-time payment of $18,699 related to the Company’s elimination of its executive medical program. Mr. Klein did not receive any additional compensation for his service as a member of the Board.

The following table sets forth information with respect to the aggregate outstanding equity awards at June 30, 2014 of each of the Directors who served as Directors during fiscal 2014 and who are not NEOs, which include cash-settled deferred stock units and unvested, cash-settled restricted stock units and performance stock units.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested
Lachlan K. Murdoch	15,612
José María Aznar	77,585
Natalie Bancroft	77,585
Peter L. Barnes	77,585
Elaine L. Chao	15,255
John Elkann	7,459
Joel I. Klein	348,963
James R. Murdoch	7,459
Ana Paula Pessoa	7,459
Masroor Siddiqui	7,459

Stock Ownerships Guidelines for Non-Executive Directors

The Board has adopted stock ownership guidelines for the Non-Executive Directors that require Non-Executive Directors to own equity securities of the Company (including deferred stock units, stock appreciation rights and restricted share units) equal in value to at least three times the amount of the Non-Executive Director’s annual cash retainer for service on the Board within three years of his or her first election to the Board. The Board will evaluate whether exceptions should be made in the case of any Director who, due to his or her unique financial circumstances, would incur a hardship in complying with this requirement.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Procedures for Approval of Related-Party Transactions

The Audit Committee has established written procedures for the review, approval or ratification of related party transactions. Pursuant to these procedures, the Audit Committee reviews and approves or ratifies, as appropriate, (i) all transactions between the Company and any of its executive officers, Directors, Director nominees or Directors emeritus, (ii) all transactions between the Company and any security holder who is known by the Company to own of record or beneficially more than five percent of the Company and (iii) all transactions between the Company and any person who is an immediate family member of an executive officer, Director, Director nominee or a security holder described in the foregoing clause (ii), other than, in each of clauses (i) through (iii) above, (a) transactions that are made in the ordinary course of business and have an aggregate dollar amount or value of less than $120,000 (either individually or in combination with a series of related transactions) and (b) transactions that are available to all employees generally.

During fiscal 2014, all of the transactions described in this section that were subject to the Audit Committee’s policies and procedures were reviewed and approved or ratified by the Audit Committee or the Board.

Certain Relationships

Mrs. Prudence MacLeod is the daughter of Mr. K.R. Murdoch and is a member of the board of directors of Times Newspapers Holdings Limited, a subsidiary of the Company. She receives customary director fees in an amount less than $120,000 per year for such services.

In December 2012, Mr. Klein, a Director of the Company, entered into a publishing agreement with HarperCollins Publishers, a subsidiary of the Company, pursuant to which HarperCollins will publish a memoir from Mr. Klein detailing his tenure as Chancellor of the New York City public school system and his vision of education reform. Pursuant to the publishing agreement, Mr. Klein is entitled to receive an advance against royalties of $125,000, payable in installments. Mr. Klein received advance payments in an amount less than $120,000 in fiscal 2014. Mr. Klein is entitled to royalties based on the percentage of revenue received by HarperCollins from the sale of his memoir.

In addition, in connection with the Separation, the Company and 21st Century Fox entered into certain agreements, including the Separation and Distribution Agreement, Transition Services Agreement, Tax Sharing and Indemnification Agreement and Employee Matters Agreement, to effect the Separation, provide a framework for the Company’s relationship with 21st Century Fox after the Separation and provide for the allocation between 21st Century Fox and the Company of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities). More information on these agreements is set forth in Note 13 to the Company’s Consolidated and Combined Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, which information is incorporated into this Proxy Statement by reference thereto. The summaries of these agreements are qualified in their entirety by reference to the full text of the applicable agreements, which are listed as exhibits to the Annual Report on Form 10-K.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that may have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Anti-Corruption Compliance Program and activities of the related Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related parties. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by E&Y are compatible with maintaining the accountant’s independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2014 with management and the independent registered public accounting firm.

At five of its meetings during fiscal year 2014 and one meeting during fiscal year 2015, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2014 certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Audit Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

The Audit Committee received reports from the Company’s General Counsel and Chief Compliance Officer and Corporate Audit regarding the Company’s policies, processes and procedures relating to compliance with News Corporation Global Anti-Bribery and Anti-Corruption Policy and activities of the Company’s Compliance Steering Committee.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2014, for filing with the SEC. The Audit Committee also appointed E&Y as the Company’s independent registered public accounting firm, and the Board concurred in such appointment.

THE AUDIT COMMITTEE:

Peter L. Barnes (Chairman)

Elaine L. Chao

Ana Paula Pessoa

Masroor Siddiqui

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2015 (“fiscal 2015”). E&Y has audited the books and records of the Company since its formation. The Audit Committee believes that the continued retention of E&Y is in the best interests of the Company and its stockholders. The affirmative vote of a majority of the shares cast at the Annual Meeting is required to ratify the reappointment of E&Y for fiscal 2015. If this appointment is not ratified by our stockholders, the Audit Committee will reconsider its decision. A representative of E&Y will be present at the Annual Meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y. These pre-approval procedures are described below under “Audit Committee Pre-Approval Policies and Procedures.”

The description of the fees billed to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2014 and June 30, 2013 (“fiscal 2013”) is set forth below. The increased fees in fiscal 2014 as compared with fiscal 2013 reflect the additional services in connection with the separate audit of News Corp.

	Fiscal 2014	Fiscal 2013
Audit Fees(1)	$9,765,000	$6,900,000
Audit-Related Fees(2)	2,430,000	586,000
Tax Fees(3)	3,450,000	2,893,000
All Other Fees	-	-

Total Fees	$15,645,000	$10,379,000

(1)	Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2014 and June 30, 2013; the audit of internal control over financial reporting as of June 30, 2014 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; and reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s statutory and regulatory filings. In fiscal 2013, $3.4 million was paid by 21st Century Fox.
(2)	Audit-related fees principally relate to employee benefit plan audits, due diligence related to mergers and acquisitions, audits of entities to be sold, accounting consultations, agreed-upon procedure reports, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements. In fiscal 2013, $586,000 was paid by 21st Century Fox.
(3)	Tax fees include fees for tax compliance and tax consultations for domestic and international operating units, including due diligence related to mergers and acquisitions. In fiscal 2013, $2,893,000 was paid by 21st Century Fox.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2014 and June 30, 2013 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2014 and June 30, 2013, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

EXECUTIVE OFFICERS OF NEWS CORP

The executive officers of the Company at June 30, 2014 are set forth in the table below. Unless otherwise noted, each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch(1)	83	Executive Chairman
Robert J. Thomson	53	Chief Executive Officer
Bedi Ajay Singh	55	Chief Financial Officer
Gerson Zweifach	61	General Counsel

(1)	Mr. K.R. Murdoch is the father of Mr. L.K. Murdoch, the Company’s Non-Executive Co-Chairman and a Director, and Mr. J.R. Murdoch, a Director. None of the other executive officers of the Company is related to any other executive officer or Director of the Company by blood, marriage or adoption.

Information concerning Messrs. K.R. Murdoch and Thomson can be found under the heading “Election of Directors.”

Bedi Ajay Singh—Bedi Ajay Singh has served as the Company’s Chief Financial Officer since December 2012. He served as Co-CEO, President & Chief Financial Officer for MGM Studios, a media company, from 2008 to 2010. Previously, Mr. Singh served as Chief Financial Officer at Gemstar-TV Guide from 2006 to 2008, as Chief Finance and Administration Officer at Novartis Pharma A.G. from 2004 to 2006 and as Executive Vice President and Chief Financial Officer of Sony Pictures Entertainment from 1999 to 2003. Before joining Sony Pictures Entertainment, he held a number of senior finance positions at 21st Century Fox, including at News International (now known as News UK) as Financial Controller and Fox Filmed Entertainment as Deputy Chief Financial Officer and as Senior Vice President, Office of the Chairman of News Corporation. Mr. Singh is a graduate of the London School of Economics and Political Science, a Fellow of the UK Institute of Chartered Accountants and a graduate of the Program for Management Development at Harvard Business School. Mr. Singh started his business career with Arthur Andersen in London.

Gerson Zweifach—Gerson Zweifach has served as the Company’s General Counsel since December 2012 and will continue to serve in such capacity on a transitional basis through January 31, 2015. Mr. Zweifach has been a Senior Executive Vice President and Group General Counsel of 21st Century Fox since February 2012. He also serves as Chief Compliance Officer of 21st Century Fox. Mr. Zweifach previously served as an attorney at the law firm of Williams & Connolly LLP where he was a partner from 1988 to February 2012 and currently serves as Of Counsel. Mr. Zweifach has been a member of the Bar of the District of Columbia since 1981 and the Bar of the State of New York since 1980.

SECURITY OWNERSHIP OF NEWS CORP

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of September 11, 2014 (unless otherwise noted) for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board of Directors; (iii) each named executive officer (as identified under “Executive Compensation”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

Name(2)	Common Stock Beneficially Owned(1)
	Number of Shares Beneficially Owned		Option Shares(3)	Percent of Class
	Non-Voting Class A Common Stock	Voting Class B Common Stock	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(4)
Murdoch Family Trust(5) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	14,250	76,655,870	0	*	38.4%
Southeastern Asset Management, Inc.(6) 6410 Poplar Ave., Suite 900 Memphis, TN 38119	0	25,285,898	0	0	12.7%
HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud(7) c/o Kingdom Holding Company Kingdom Centre—Floor 66 P.O. Box 2 Riyadh, 11321 Kingdom of Saudi Arabia	0	13,184,477	0	0	6.6%
K. Rupert Murdoch(8)	2,196,608	78,722,399	0	*	39.4%
Lachlan K. Murdoch	114	1,464	0	*	*
Robert J. Thomson	0	0	0	0	0
José Maria Aznar	1,087	0	0	*	0
Natalie Bancroft	0	2,125	0	0	*
Peter L. Barnes	1,989	0	0	*	0
Elaine L. Chao	0	0	0	0	0
John Elkann	0	0	0	0	0
Joel I. Klein	0	0	0	0	0
James R. Murdoch(9)	711,079	411	0	*	*
Ana Paula Pessoa	0	0	0	0	0
Masroor Siddiqui	0	0	0	0	0
Bedi Ajay Singh	0	0	0	0	0
Gerson Zweifach	0	0	0	0	0
All current Directors and executive officers as a group (14 members)	2,910,877	78,726,399	0	*	39.4%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on September 11, 2014.

(1)	This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees. Beneficial ownership of Class A Common Stock and Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of the Class A Common Stock represents sole investment power and ownership of the Class B Common Stock represents both sole voting and sole investment power.
(2)	The address for all Directors and executive officers is c/o News Corporation, 1211 Avenue of the Americas, New York, New York 10036.
(3)	The number of option shares reported reflects the number of option shares currently exercisable or that become exercisable within 60 days following September 11, 2014.
(4)	Applicable percentage of ownership is based on 380,425,477 shares of Class A Common Stock and 199,630,240 shares of Class B Common Stock outstanding as of September 11, 2014 together with the exercisable stock options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of September 11, 2014 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(5)	Beneficial ownership of 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock is as of July 2, 2013 as reported on Form 3 filed with the SEC on July 2, 2013. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the power to vote and to dispose or direct the vote and disposition of all of the reported Class B Common Stock. In addition, Cruden Financial Services has the power to exercise the limited vote and to dispose or direct the limited vote and disposition of all of the reported Class A Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares.
(6)	Beneficial ownership of 25,285,898 shares of the Company’s Class B Common Stock is as of December 31, 2013 as reported on Schedule 13G/A filed with the SEC by Southeastern Asset Management, Inc. (“Southeastern”) and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern, on February 10, 2014. Southeastern reported that, as of December 31, 2013, it had: (i) the sole power to vote or direct the vote as to 17,031,098 shares of the Company’s Class B Common Stock, (ii) shared power to vote or direct the vote as to 4,823,700 shares of the Company’s Class B Common Stock held by Longleaf Partners International Fund and Longleaf Partners Global Fund, (iii) no power to vote or direct the vote as to 3,431,100 shares of the Company’s Class B Common Stock, (iv) sole power to dispose or direct the disposition as to 20,462,198 shares of the Company’s Class B Common Stock and (v) shared power to dispose or direct the disposition as to 4,823,700 shares of the Company’s Class B Common Stock held by Longleaf Partners International Fund and Longleaf Partners Global Fund. Mr. Hawkins reported no power to vote or direct the vote, or dispose or direct the disposition as to any of the Company’s Class B Common Stock.
(7)

Beneficial ownership of 13,184,477 shares of Class B Common Stock is as of December 31, 2013 as reported on Schedule 13G/A filed with the SEC by HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud (“HRH”) on January 6, 2014. HRH reported that, as of December 31, 2013, he had sole voting power with respect to 13,184,477 shares of the Company’s Class B Common Stock and sole dispositive power with respect to 12,415,423 shares of the Company’s Class B Common Stock. Shares of the reported Class B Common Stock are owned by Kingdom 5-KR-134, Ltd. (“KR-134”), a Cayman Islands company, Kingdom 5-KR-11, Ltd. (“KR-11”), a Cayman Islands company, and Kingdom Holding Company, a company organized in the Kingdom of Saudi Arabia (“KHC”). KR-134 owns 519,054 shares of the reported Class B Common Stock, KR-11 owns 2,413,584 shares of the reported Class B Common Stock, and KHC owns 10,251,839 shares of the reported Class B Common Stock. KR-134 is a wholly-owned subsidiary of KR-11. KR-11 is a wholly-owned subsidiary of KHC. HRH is the majority stockholder of KHC. HRH, as the majority stockholder of KHC, has the power to elect a majority of the directors of KHC and, through this power, has the power to appoint a majority of the directors of KR-11, and, in turn, KR-11, as sole stockholder of KR-134, has the power to appoint a majority of the directors of KR-134. Accordingly, HRH can indirectly control the disposition and voting of the shares of the reported Class B Common Stock held by KR-11, KR-134 and KHC.
(8)	Beneficial ownership of 2,196,608 shares of Class A Common Stock and 78,722,399 shares of Class B Common Stock includes 14,250 shares of Class A Common Stock and 76,655,870 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership also includes 2,062,500 shares of Class B Common Stock held by the K. Rupert Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership also includes 2,182,358 shares of Class A Common Stock held by the GCM Trust that is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children. Mr. K.R. Murdoch, however, disclaims beneficial ownership of such shares.
(9)	Beneficial ownership reported includes 613,425 shares of Class A Common Stock held by the JRM Family Trust, which is administered by an independent trustee for the benefit of Mr. J.R. Murdoch and his immediate family.

COMPENSATION DISCUSSION AND ANALYSIS

This section explains the Company’s compensation philosophy and summarizes the material components of our executive compensation program. Our Named Executive Officers (the “NEOs”) for fiscal 2014 were:

Name	Title
K. Rupert Murdoch	Executive Chairman
Robert J. Thomson	Chief Executive Officer (“CEO”)
Bedi Ajay Singh	Chief Financial Officer (“CFO”)
Gerson Zweifach	General Counsel

The NEOs listed above represent all of the Company’s executive officers, as defined by SEC rules. Under the Transition Services Agreement between the Company and 21st Century Fox, the Company compensated 21st Century Fox for Mr. Zweifach’s services as the Company’s General Counsel for fiscal 2014 through a Transition Services Agreement, and Mr. Zweifach received no compensation directly from the Company. See “Certain Relationships and Related-Party Transactions.” As a result, the discussion below concerning NEO compensation for fiscal 2014 is focused on the compensation decisions for Messrs. K.R. Murdoch, Thomson and Singh.

Executive Summary

The Compensation Committee has established a compensation program that seeks to create long-term growth and value for our stockholders. To facilitate review and understanding of our executive compensation program, certain key information is highlighted in this Executive Summary.

Executive Compensation Practices

The table below highlights our current executive compensation practices, including practices we engage in because we believe they drive performance and those we do not engage in because they are inconsistent with our stockholders’ long-term interests:

What We Do	What We Don’t Do
☑ Majority of compensation “at risk”—variable pay comprised 80% of total target pay for the Executive Chairman, 75% for the CEO and 67% for the CFO	☒ No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company
☑ Use of multiple performance metrics—the annual cash incentive and long-term incentive programs for NEOs rely on a number of diversified performance metrics	☒ No current tax gross-ups
☑ Cap on payouts under annual cash incentive and equity incentive programs	☒ No change in control agreements—no NEO employment agreement contains provisions related to a change in control
☑ Performance on ethics and compliance objectives impacts payout of discretionary portion of annual cash incentive awards	☒ No hedging of company stock by Directors and NEOs
☑ Clawback policies provide for recoupment, under certain circumstances, of performance-based compensation	☒ No re-pricing of stock options or SARs without stockholder approval
☑ Stock ownership guidelines for the CEO, CFO and Non-Executive Directors	☒ No dividends on unvested or unearned RSUs or PSUs
☑ Market comparison of compensation to Peer Group	☒ No excessive perquisites

Aligning Compensation with Company Performance

The Compensation Committee is responsible for the oversight of the Company’s executive compensation framework, and within that framework, aligning compensation with Company performance and creating incentives that reward responsible risk-taking.

Annual performance highlights include:

•

Fiscal 2014 full year revenues of $8.6 billion declined 4% primarily reflecting lower advertising revenues at the News and Information Services segment, foreign currency fluctuations and the sale of the Dow Jones Local Media Group, partially offset by the inclusion of FOX SPORTS Australia, which News Corporation began consolidating in November 2012 following the Consolidated Media Holdings acquisition, and strong performance in the Book Publishing and Digital Real Estate Services segments.

•

Fiscal 2014 full year Total Segment EBITDA improved 12% to $770 million driven by the consolidation of FOX SPORTS Australia, the strong performance in the Book Publishing and Digital Real Estate Services segments and lower fees and costs in fiscal 2014 related to the U.K. Newspaper Matters, offset by adverse foreign currency fluctuations, declines at the News and Information Services segment and higher investment at Amplify compared to the prior year.

•

Fiscal 2014 full year free cash flow available to News Corporation of $365 million, a $293 million increase over the prior year, primarily driven by the increase in Cable Network Programming Segment EBITDA resulting from the consolidation of FOX SPORTS Australia, lower restructuring payments, lower payments for fees and costs related to the U.K. Newspaper Matters and lower pension contributions. The improvement was partially offset by the absence of cash distributions from SKY Network Television Ltd. as the Company sold this investment in March 2013.

•	Net income available to News Corporation stockholders per share was $0.41.
•	The Company completed its first acquisition, Storyful Limited, a social media news agency, in December 2013.
•

In August 2014, the Company completed its acquisition of Harlequin Enterprises Limited (“Harlequin”) from Torstar Corporation for a purchase price of C$455 million (approximately US$420 million), subject to certain adjustments. Harlequin is a leading publisher of women’s fiction, and this acquisition extends HarperCollins’ global platform, particularly in Europe and Asia Pacific. Harlequin will operate as a division of HarperCollins Publishers, and its results will be included within the Book Publishing segment.

Compensation Philosophy

Our executive compensation program is designed to (i) drive Company performance, (ii) ensure our compensation practices support short- and long-term growth for stockholders, and (iii) attract, retain and motivate the top executive talent necessary for the Company’s success. We have adopted the following approach to achieve these objectives:

Pay for Performance

•       Performance-related compensation opportunities are based on corporate and individual performance

•       Short- and long-term “at risk” compensation elements are designed to reward superior performance without encouraging unnecessary and excessive risk taking

Market Competitiveness	• Competitive program enables the Company to attract the highest quality talent • Consideration of compensation trends in relevant industries
Compensation Mix

•       Program incorporates a mix of fixed and variable compensation, in the form of base salary, performance-based annual cash incentive compensation, long-term equity-based incentive compensation and retirement and other benefits

•       Heavily weighted towards variable performance-based compensation

Executive Compensation Practices

How Executive Compensation Decisions Are Made

The Compensation Committee establishes the pay package of an NEO based on its assessment of the NEO’s level of responsibility, his or her individual contributions, the Company’s performance and achievement of strategic objectives, compensation practices within the industry in which the Company operates and retention considerations. The NEOs do not participate in the Compensation Committee’s deliberations or decisions with regards to their own compensation. Management, together with the Compensation Committee’s compensation consultant, assists the Compensation Committee by providing data, analysis and recommendations regarding the Company’s executive compensation practices and policies. In addition, the Executive Chairman and CEO present individual pay recommendations to the Compensation Committee for the other NEOs. These recommendations are based on their assessments of individual contributions, achievement of performance objectives and other qualitative factors. The Compensation Committee considers management input along with the advice of its independent compensation consultant in making decisions on compensation matters.

For fiscal 2014, Mr. K.R. Murdoch’s compensation as our Executive Chairman was determined and approved prior to the Company’s Separation from 21st Century Fox by the Compensation Committee of the Board of Directors of 21st Century Fox (the “Fox Compensation Committee”). For fiscal 2015, decisions regarding Mr. K.R. Murdoch’s compensation as our Executive Chairman are determined and approved by the Company’s Compensation Committee. Mr. Zweifach’s services are provided to the Company pursuant to the Transition Services Agreement between the Company and 21st Century Fox. Under the Transition Services Agreement, the Company compensated 21st Century Fox for Mr. Zweifach’s services during fiscal 2014, and he received no compensation directly from the Company for those services. See “Certain Relationships and Related-Party Transactions.”

Role of Compensation Consultant

For fiscal 2014, Deloitte Consulting LLP (“Deloitte”) was the Compensation Committee’s compensation consultant and was retained by the Compensation Committee. The role of the consultant is to advise the

Compensation Committee on executive officer compensation arrangements by (i) attending Compensation Committee meetings, (ii) providing expertise on proposed executive compensation and plan designs, and (iii) preparing and presenting analysis on compensation levels, including a competitive assessment of the Company’s practices and policies. The total fees paid to Deloitte for these services during fiscal 2014 were approximately $272,000.

During fiscal 2014, the Company’s management retained other business units of Deloitte to provide other services to the Company. These services included tax compliance and consulting for domestic and international operating units, systems implementation assistance, operational consulting, internal audit assistance and due diligence. The total amount paid for such services (excluding the services as consultant to the Compensation Committee as discussed above) to Deloitte during fiscal 2014 was approximately $16.4 million. Deloitte was engaged directly by management to provide these other services and, accordingly, Deloitte’s engagement for these other services was not formally approved by the Board or by the Compensation Committee.

In April 2014, the Compensation Committee considered Deloitte’s independence as its compensation consultant by taking into account the factors prescribed by the NASDAQ listing rules. Based on such evaluation, the Compensation Committee determined that no conflict of interest exists.

Comparative Market Data and Industry Trends

In order to attract and retain top executives with the requisite skills and experience to successfully manage the Company’s businesses, our executives’ compensation packages must be competitive, particularly relative to a group of peer companies selected in consultation with the compensation consultant (the “Peer Group”). The Peer Group is comprised of companies in the publishing and/or media industries, international media and digital companies that are similar in size to the Company, based on revenue and market capitalization, or compete with our key operational businesses. For fiscal 2014, the Peer Group consisted of the companies listed below:

• Thomson Reuters Corporation	• Omnicom Group Inc.
• Pearson plc	• Charter Communications, Inc.
• Reed Elsevier plc	• The Interpublic Group of Companies, Inc.
• Gannett Co., Inc.	• Shaw Communications
• Wolters Kluwer NC	• Yahoo! Inc.
• The New York Times Company	• AOL Inc.
• WPP plc	• Fairfax Media

Given the diverse nature of the Company, which is comprised of businesses in multiple industries and markets, the Compensation Committee believes that strict “benchmarking” against the Peer Group does not provide a broad enough view for establishing executive compensation. The Compensation Committee does consider the compensation practices of the Peer Group, as well as current market trends and practices generally, in developing compensation packages for the Company’s executive officers that the Committee believes to be competitive and appropriate.

The Compensation Committee annually reviews the Peer Group and may update its composition to better reflect the Company’s competitive landscape or, if necessary, to account for any corporate changes, including acquisitions and dispositions.

Named Executive Officer Compensation

Overview of Executive Compensation Program

Each pay element of our executive compensation program has been chosen because it supports our compensation philosophy. The table below describes the objectives supported by each of the primary pay elements, along with an overview of the key design features of each element.

Pay Element	How It Supports News Corp’s Philosophy	Key Features

Base Salary	• Provides fixed pay • Attracts and retains executive officers	• Minimum salaries for CEO and CFO set in employment agreements • Reviewed annually and may be adjusted as appropriate by the Compensation Committee

Performance-Based Annual Cash Incentive Compensation	• Incentivizes and rewards achievement of operational and strategic goals and superior individual performance • Links executives’ interests to annual operating strategies	• Two-thirds of annual opportunity is based on achievement of adjusted Total Segment EBITDA performance • One-third of annual opportunity is based on achievement of individual objectives

Performance-Based Long-Term Equity-Based Incentive Awards	• Rewards long-term value creation and aligns executives’ interests with those of our stockholders • Strong retention tool

•       Three-year performance measurement period

•       Payout range of 0-200% of target

•       80% of award based on achievement of adjusted EPS growth and free cash flow growth targets

•       20% of award based on the Company’s TSR compared to the TSR of the S&P500

In determining the appropriate level of compensation for each NEO, the Compensation Committee considers:

•	the nature and scope of the NEO’s responsibilities;
•	the NEO’s leadership and management expertise;
•	the NEO’s prior compensation and performance;
•	the NEO’s term of service;
•	internal pay parity;
•	information on market compensation levels as described above, taking into account industry and geographic considerations; and
•	retention considerations.

Prior to the Company’s Separation from 21st Century Fox, each of Messrs. Thomson and Singh entered into an employment agreement with a subsidiary of the Company that was approved and/or ratified by the Fox Compensation Committee. For a detailed description of these employment agreements, please see the section titled “Employment Agreements.”

Messrs. K.R. Murdoch and Zweifach do not have employment agreements with the Company. Mr. K.R. Murdoch has a letter agreement with the Company, which contains termination provisions relating to his Annual Cash Incentive and PSU Award. For a detailed description of this letter agreement, please see the section titled “Employment Agreements.”

Fiscal 2014 Pay Mix

The Compensation Committee designed the fiscal 2014 executive compensation program so that the performance based pay elements (annual cash incentive compensation and long-term equity based incentive awards) constituted a significant portion of the total compensation opportunity, determined at target levels. The following charts demonstrate that these variable pay elements comprised 80% of the targeted annual compensation for the Executive Chairman, 75% of the targeted annual compensation for the CEO and 67% of the targeted annual compensation for the CFO.

Base Salary

The Compensation Committee reviews annually the NEOs’ base salaries and has discretion to make appropriate adjustments subject to the terms of individual employment agreements. Prior to the Separation, the Fox Compensation Committee approved an annual base salary for fiscal 2014 of $1,000,000 for Mr. K. R. Murdoch’s service as the Company’s Executive Chairman. The employment agreements of Messrs. Thomson and Singh, which were approved and/or ratified by the Fox Compensation Committee prior to the Separation, provide for a minimum annual base salary of $2,000,000 and $1,100,000, respectively. For fiscal 2014, Messrs. Thomson and Singh received the minimum annual base salaries provided for in their respective employment agreements.

Performance-Based Annual Cash Incentive Compensation

Fiscal 2014 Annual Cash Incentive Compensation

In September 2013, the Compensation Committee approved a framework for the Company’s fiscal 2014 annual cash incentive program (the “2014 Annual Cash Incentive”). The Compensation Committee believes the 2014 Annual Cash Incentive’s mix of quantitative and qualitative factors motivates our executive officers to achieve the critical operating goals of the Company’s businesses, while also rewarding them for individual contributions. Individual 2014 Annual Cash Incentive awards are based two-thirds on achievement of target adjusted Total Segment EBITDA1, and one-third on an assessment of qualitative considerations. Adjusted Total Segment EBITDA was selected as the financial performance metric because it reflects the Company’s key financial objective for the operations for which the executive officers have direct responsibility. The

[1]	Consistent with the terms of the annual cash incentive plan, the performance factor was adjusted to reflect certain unusual events that occurred during the year. These adjustments can result in either increases or decreases in performance and in fiscal 2014 included changes in Foreign Exchange rates, the relocation of the U.K. headquarters and litigation expenses. The 2014 adjustments are intended to ensure that award payments represent the underlying performance of the business and are not artificially inflated or deflated due to such items. The Compensation Committee reviewed all adjustments to ensure they are in keeping with the Committee’s philosophy on pay. For information on Total Segment EBITDA as defined by the Company, please see the Company’s Annual Report on Form 10-K for the year ended June 30, 2014 filed with the SEC on August 14, 2014 on page 49.

Compensation Committee also considers, based on a recommendation from the Audit Committee of its assessment of management’s performance on ethics and compliance objectives, whether a reduction to the qualitative portion of the Annual Cash Incentive payout is appropriate and if so, the amount of such reduction.

For fiscal 2014, the Compensation Committee approved the following target and maximum 2014 Annual Cash Incentive opportunities:

Named Executive Officer	Fiscal 2014 Annual Cash Incentive Opportunity
	Target	Maximum
K. Rupert Murdoch	$2,000,000	$4,000,000
Robert J. Thomson	$2,000,000	$4,000,000
Bedi Ajay Singh	$1,000,000	$2,000,000

For fiscal 2014, the Compensation Committee set a target range for adjusted Total Segment EBITDA of $774m—$856m. The Compensation Committee also determined the following performance levels for the achievement of the financial performance metric, with performance that falls between the specified performance levels to be interpolated on a linear basis.

The Compensation Committee also noted individual named executive officer’s significant and numerous contributions and strong leadership in the development and implementation of a new corporate vision, strategy and organizational structure for the Company’s businesses. In assessing our NEOs’ performance and determining the appropriate award amounts for Messrs. K.R. Murdoch, Thomson and Singh, the Compensation Committee acknowledged the following specific achievements:

•

Mr. K.R. Murdoch provided leadership under which the Company’s Class A Common Stock price appreciated 21.6% in fiscal 2014. In its first year as a separate public company, the Company delivered stockholder value, exceeding its EBITDA target while strengthening its core operations. With his guidance, the Company began to optimize its portfolio of businesses through a number of strategic acquisitions, investments and divestitures during the year while streamlining operations and driving improved operational efficiencies. He continued to grow the Company’s brands and businesses with the successful acquisition of Storyful Limited and Harlequin Enterprises Limited. Mr. K.R. Murdoch also continued the process of simplifying the Company’s operating model, such as with the sale of the Dow Jones Local Media Group and the Community Newspaper

Group. Under his direction, the Company finished fiscal 2014 with substantial financial flexibility, solid strategic positioning and vigorous operating momentum that will drive future growth and profitability.

•

Mr. Thomson provided exceptional leadership and management of the Company in fiscal 2014, helping the Company exceed EBITDA targets in a challenging trading environment. He led a number of important strategic acquisitions and divestitures, including the sale of Dow Jones Local Media Group and the Community Newspaper Group, and the acquisition of Storyful Limited and Harlequin Enterprises Limited. He provided consistent and coherent strategic guidance for investors with an emphasis on globalization and digitization. During the Company’s first year as a separate public company, Mr. Thomson provided successful management of leadership transitions throughout the Company. He also introduced new defined contribution pension schemes, along with a fundamental change in the structure of health care packages, to reduce short and long-term cost burdens.

•

Mr. Singh demonstrated operational and leadership excellence in fiscal 2014 by providing financial information to the management team with critical insights for business improvements, risk management and long range planning. He also provided the Board with timely and relevant information, and investors/analysts with necessary transparency and guidance. Under his leadership, the Company effectively managed its stockholder base. Mr. Singh oversaw the M&A pipeline, including a number of important acquisitions and investments, and provided critical operating strategy around digital transformation.

To determine the 2014 Annual Cash Incentive for the NEOs, the Compensation Committee recognized that the Company’s adjusted Total Segment EBITDA, for the purposes of the 2014 Annual Cash Incentive calculation, was approximately $906.0 million and as a result, 141.1% of the quantitative portion of the 2014 Annual Cash Incentive was achieved. In light of this achievement and the individual accomplishments mentioned above, the Compensation Committee determined to award annual cash incentives as set out below:

	Fiscal 2014 Target Annual Cash	Adjusted Total Segment EBITDA Performance			Qualitative Performance			Total Annual Cash
Named Executive Officers	Incentive Opportunity	66.7% of Target	Multiple	Subtotal A	33.3% of Target	Multiple	Subtotal B	Incentive Amount
K.R. Murdoch	$2,000,000	$1,333,333	141.1%	$1,881,333	$666,667	120.0%	$800,000	$2,681,333
Robert J. Thomson	$2,000,000	$1,333,333	141.1%	$1,881,333	$666,667	120.0%	$800,000	$2,681,333
Bedi Ajay Singh	$1,000,000	$666,667	141.1%	$940,667	$333,333	120.0%	$400,000	$1,340,667

Performance-Based Long-Term Equity-Based Incentive Awards

Fiscal 2014-2016 Performance-Based Long-Term Equity-Based Incentive Awards

In September 2013, the Compensation Committee designed and approved a performance-based long-term equity-based incentive program for the Company’s senior executives. The annual awards, which are granted under the Company’s 2013 Long-Term Incentive Program (the “LTIP”), consist of performance-vesting stock units (“PSUs”) that vest over a three-year performance measurement period. The Company settles PSUs awarded to Messrs. K.R. Murdoch and Thomson, who are also members of our Board, in cash rather than stock.

Awards have formulaically determined payouts based on performance metrics set by the Compensation Committee at the beginning of the three-year performance period. The performance metrics and their respective weightings for the fiscal 2014-2016 PSU Award are as follows:

•	40% based on cumulative adjusted earnings per share;
•	40% based on average annual adjusted free cash flow growth; and
•	20% based on the Company’s three-year total stockholder return (“TSR”) as measured against the three-year TSR of the companies that comprise the Standard & Poor’s 500 Index.

The Compensation Committee determined that cumulative adjusted earnings per share and average annual adjusted free cash flow growth were the appropriate performance metrics to determine the payout as they directly reflect the achievements of the Company over the three-year performance period.

At the beginning of each performance period, the Compensation Committee determines the target award opportunity, expressed as a dollar value (the “PSU Target Value”), for each of the NEOs. The PSU Target Value is converted to a target number of PSUs (the “PSU Target”), which, for the fiscal 2014-2016 PSU Award, was based on the volume weighted-average price of the Company’s Class A Common Stock for the 20 trading days following completion of the Separation (July 2, 2013 to July 30, 2013).

At the end of each performance period, the Compensation Committee will compare the actual results of the Company’s performance against the targets set by the Compensation Committee and determine the “Final PSU Award” for each NEO, using the following formula:

Upon vesting, Messrs. K.R. Murdoch and Thomson will each receive a cash payment equal to the Final PSU Award multiplied by the closing price of the Class A Common Stock on the last trading day immediately prior to the Vest Date, subject to the limitations set forth in the LTIP. The “Vest Date” will be August 15 of the applicable year or the business day closest to August 15. Mr. Singh will receive shares of Class A Common Stock, after taxes are withheld, in settlement of his Final PSU Award.

For the fiscal 2014-2016 PSU Award, the Compensation Committee approved the following PSU Target Values and corresponding number of PSUs for the NEOs:

Named Executive Officer	Fiscal 2014-2016 Target PSU Award Opportunity
	$ Value	Number of PSUs
K. Rupert Murdoch	$2,000,000	129,898
Robert J. Thomson	$4,000,000	259,797
Bedi Ajay Singh	$1,200,000	77,939

Launch Performance Awards

In September 2013, the Compensation Committee also approved a one-time grant of PSUs to Messrs. K.R. Murdoch, Thomson and Singh, as well as certain other executives and key employees of the Company (the “Launch Performance Awards”). The Launch Performance Awards, which were not considered part of our regular annual executive compensation program, were granted in recognition of the efforts made by key employees in connection with our separation into an independent, publicly-traded company; and were intended to further align compensation with the Company’s long-term performance, link the interests of key employees with the interests of our stockholders and provide an additional retention incentive. The Launch Performance Awards have the same performance measurement period, performance metrics and other terms as the applicable officer’s fiscal 2014-2016 PSU Award. For the Launch Performance Awards granted during fiscal 2014, the Compensation Committee approved the following PSU Target Values and corresponding number of PSUs for the NEOs:

Named Executive Officer	Launch Performance Awards Target PSU Award Opportunity
	$ Value	Number of PSUs
K. Rupert Murdoch	$2,000,000	129,898
Robert J. Thomson	$1,750,000	113,661
Bedi Ajay Singh	$1,000,000	64,949

Mr. Zweifach did not receive a Launch Performance Award during fiscal 2014. In August 2014, the Compensation Committee approved a Launch Performance Award for Mr. Zweifach in light of his accomplishments as the Company’s General Counsel and his decision to extend his time in this role. The target opportunity for Mr. Zweifach’s Launch Performance Award is $1,000,000. This award will have the same performance measurement period, performance metrics and other terms as the fiscal 2014-2016 PSU Award.

Retirement Benefits

Prior to the Separation, Messrs. Thomson and Singh participated in certain U.S. qualified, U.K. registered (qualified) and U.K. unfunded non-qualified defined benefit plans, in each case, in connection with services rendered to 21st Century Fox. The liabilities for these benefits have been assumed by the Company, and as of the Separation, there are no further accruals under these arrangements. For additional information on these arrangements, please see the “Pension Benefits Table,” together with its accompanying footnotes, and “Description of Pension Benefits” below. Messrs. K.R. Murdoch and Zweifach continue to participate in the 21st Century Fox retirement plans following the Separation.

In September 2013, the Compensation Committee adopted the NC Transaction, Inc. Restoration Plan (the “Restoration Plan”), a non-qualified unfunded defined contribution retirement plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO and CFO. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Code. For additional information on the Restoration Plan, please see the “Nonqualified Deferred Compensation Table,” together with its accompanying footnotes, and “Description of Restoration Plan” below.

Perquisites

Consistent with the Company’s compensation philosophy, the NEOs are provided with limited perquisites and other personal benefits. When approving their employment agreements, the Fox Compensation Committee concluded that the limited perquisites included in the employment agreements were reasonable and constituted a very small percentage of each NEO’s total compensation package.

Messrs. Thomson and Singh are entitled to the benefits and perquisites available to the Company’s other senior executives. The perquisites received by each NEO in fiscal 2014, as well as their incremental cost to the Company, are reported in the “Summary Compensation Table” and its accompanying footnotes below.

Severance Arrangements

The employment agreements of Messrs. Thomson and Singh provide for certain payments and benefits upon their separation from the Company. The letter agreement of Mr. K.R. Murdoch contains termination provisions relating to his Annual Cash Incentive and PSU Award. The relevant provisions in the employment agreements of Messrs. Thomson and Singh, and the letter agreement of Mr. K.R. Murdoch, are more fully described in the section titled “Potential Payments Upon Termination” below. None of the NEOs’ employment agreements contain provisions that provide benefits that are triggered in whole or in part solely by a change in control of the Company (i.e., no automatic single trigger benefits).

Stock Ownership Guidelines for Executive Officers

The Compensation Committee has adopted stock ownership guidelines for the CEO and CFO, which require each officer to maintain a substantial stake in the Company. Under these guidelines, the CEO is required to hold a number of shares equal to the value of two times his base salary, and the CFO is required to hold a number of shares equal to the value of one-and-a-half times his base salary, which amount includes, in each case, unvested shares. Each officer will have five years from the later of July 1, 2013 or the officer’s employment commencement date in which to comply with the ownership requirement.

Clawback Policies

The Board has adopted policies requiring the recoupment of performance-based cash and equity compensation paid to the NEOs in the event of certain financial restatements or of other bonus compensation in certain other instances. The policies require reimbursement, to the extent permitted by governing law and any employment arrangements entered into prior to the adoption of the policies.

Prohibition on Hedging of News Corporation Stock

The Company prohibits all Directors and employees, including the NEOs, from engaging in short sales of the Company’s securities and investing in derivative securities, including options, warrants, stock appreciation rights or similar rights, whose value are derived from the value of the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put or call option contracts, trading in straddles and similar instruments designed to offset the risks of ownership of the Company’s common stock. However, holding and exercising employee stock options, restricted stock units or other equity-based awards granted under the Company’s equity compensation plans are not prohibited.

Compensation Deductibility Policy

In approving compensation arrangements, the Compensation Committee takes into account Section 162(m) of the Code, which generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to the NEOs (other than, pursuant to Internal Revenue Service pronouncements, the CFO). However, the Compensation Committee reserves the flexibility to take actions that may be based on considerations other than tax deductibility pursuant to Section 162(m) of the Code for performance-based compensation. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee may choose to approve components of compensation for certain officers that are not deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and this proxy statement.

THE COMPENSATION COMMITTEE:

Masroor Siddiqui (Chairman)

Peter L. Barnes

John Elkann

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2014, the Compensation Committee consisted of the following Non-Executive Directors: Masroor Siddiqui (Chairman), Peter L. Barnes and John Elkann. Natalie Bancroft was appointed to the Compensation Committee during fiscal 2015. The Board has determined that Ms. Bancroft and Messrs. Siddiqui, Barnes and Elkann are independent in accordance with NASDAQ listing rules. There are no interlocking relationships as defined in the applicable SEC rules.

RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES

The Compensation Committee has been delegated the authority to oversee the risk assessment of the Company’s compensation policies and practices. At the direction of the Compensation Committee, members of senior management conducted the risk assessment. Such members gathered and reviewed information regarding pay practices and risk-mitigation factors within the Company’s principal business units and its corporate division. Following an analysis of the data with the Compensation Committee, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company. In addition, the Company’s compensation programs include sufficient risk mitigation features, such as significant management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped, and recoupment provisions for NEOs’ bonus compensation in the event of certain financial restatements or certain other instances.

EXECUTIVE COMPENSATION

Summary Compensation Table for the Fiscal Year Ended June 30, 2014

The following table sets forth information with respect to total compensation for the fiscal years ended June 30, 2014 and June 30, 2013, respectively, for the Company’s NEOs who served in such capacity on June 30, 2014.

Name and Principal Position	Fiscal Year	Salary (a)	Bonus (b)		Stock Awards (c)		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (d)	All Other Compensation (e)		Total
K. Rupert Murdoch	2014	$1,000,000	$-		$5,019,258		$-	$2,681,333	$-	$-		$8,700,591
Executive Chairman	2013	$-	$-		$-		$-	$-	$-	$-		$-

Robert J. Thomson	2014	$2,000,000	$-		$7,215,209		$-	$2,681,333	$314,434	$255,040		$12,466,016
Chief Executive Officer	2013	$992,308	$1,000,000	(f)	$-		$-	$-	$616,476	$52,679		$2,661,463

Bedi Ajay Singh	2014	$1,100,000	$-		$2,760,596		$-	$1,340,667	$80,489	$128,009		$5,409,761
Chief Financial Officer	2013	$655,769	$713,425		$496,499	(g)	$-	$-	$58,282	$163,467	(h)	$2,087,442

Gerson Zweifach(i)	2014	$1,500,000	$-		$-		$-	$-	$-	$-		$1,500,000
General Counsel	2013	$-	$-		$-		$-	$-	$-	$-		$-

(a)	All of the base salaries were paid in U.S. dollars. The amounts reflected in the “Salary” column for Messrs. Thomson and Singh for fiscal 2013 represent their fiscal 2013 annual base salaries of $2,000,000 and $1,100,000, respectively, pro-rated to reflect their employment commencement dates of January 1, 2013 and November 26, 2012, respectively.
(b)	The amounts reflected in the “Bonus” column for Messrs. Thomson and Singh for fiscal 2013 represent the amount of annual cash incentives awarded for fiscal 2013 of $2,000,000 and $1,200,000, respectively, pro-rated to reflect their employment commencement dates of January 1, 2013 and November 26, 2012, respectively.
(c)	The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards granted during the applicable fiscal years based on target performance calculated in accordance with FASB ASC Topic 718. For fiscal 2014, these amounts reflect the grant date fair value for both the 2014-2016 PSU Award and the Launch Performance Award. The Launch Performance Award was a one-time grant of PSUs in connection with the Separation that is not considered part of our regular annual executive compensation program. The grant date fair values for the Launch Performance Awards at target are $2,509,629 for Mr. K.R. Murdoch, $2,195,931 for Mr. Thomson and $1,254,815 for Mr. Singh. At the maximum level of performance, the grant date fair value of (i) the 2014-2016 PSU Awards would be: Mr. K.R. Murdoch—$5,019,258; Mr. Thomson—$10,038,556; and Mr. Singh—$3,011,562; and (ii) the Launch Performance Awards would be: Mr. K.R. Murdoch—$5,019,258; Mr. Thomson—$4,391,862; and Mr. Singh—$2,509,630. Please see the “Grants of Plan-Based Awards” table on page 47 for more information regarding the separate stock awards granted in fiscal 2014.
(d)	The values reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 60 for Mr. Thomson and age 65 for Mr. Singh, and other assumptions used in preparing the Company’s Consolidated and Combined Financial Statements for the fiscal years ended June 30, 2014 and June 30, 2013. The change in actuarial present value for each named executive officer’s accumulated pension benefits under the applicable Company pension plan(s) from year to year as reported in the Summary Compensation Table is subject to market volatility and may not represent, nor does it affect, the value that a named executive officer will actually accrue under the Company’s pension plans during any given fiscal year. Mr. Thomson and Mr. Singh’s changes in pension value are denominated in British pounds sterling. Amounts reflected in this table have been converted into U.S. dollars using the average exchange rate for the year ended June 27, 2014, which was US $1 = GBP0.6155, as reported on Bloomberg. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred compensation plan or on any other basis that is not tax-qualified.
(e)	All Other Compensation paid in the fiscal year ended June 30, 2014 is calculated based on the incremental cost to the Company and is comprised of the following:

	K. Rupert Murdoch	Robert J. Thomson	Bedi Ajay Singh	Gerson Zweifach
Perquisites
Personal Use of Corporate Car/Car Allowance	-	-	$14,400	-
Company Contributions to 401(k) Plan	-	$19,255	$14,300	-
Other
Life Insurance	-	$96,524	-	-
Company Contributions to Restoration Plan	-	$139,261	$99,309	-

Total	-	$255,040	$128,009	-

(f)	In August 2013, Mr. Thomson also received a pro-rated bonus of $500,000 for services provided by Mr. Thomson to 21st Century Fox in his previous role as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal. This amount is not reflected in this Summary Compensation Table because it was compensation paid to Mr. Thomson with respect to his employment with 21st Century Fox.
(g)	In connection with the execution of his employment agreement, Mr. Singh received the Initial Equity Grant, which is a one-time grant of a number of RSUs equivalent in value to $500,000. The number of shares granted was determined based on the closing price of pre-Separation 21st Century Fox Class A Common Stock on the date immediately prior to the grant date, rounded down to the nearest whole share. The Initial Equity Grant vests in three equal, annual installments beginning on November 26, 2013, and each RSU initially entitled Mr. Singh to receive one share of pre-Separation 21st Century Fox Class A Common Stock. Pursuant to the Employee Matters Agreement between the Company and 21st Century Fox (as defined below in the section titled “Employment Agreements-Summary of Bedi Ajay Singh’s Employment Agreement”), the portion of the Initial Equity Grant that vests after December 31, 2013 was converted into an award with respect to the Company’s Class A Common Stock, while the portion that vested on or prior to December 31, 2013 was settled in shares of 21st Century Fox Class A Common Stock, as adjusted to reflect the Separation, upon vesting.
(h)	In the Company’s Annual Report on Form 10-K filed on September 20, 2013, it was reported that Mr. Singh received “All Other Compensation” of $42,610 for fiscal 2013. This amount inadvertently omitted the Company’s reimbursement of relocation expenses incurred during fiscal 2013 by Mr. Singh ($120,857, which included a tax assistance payment of $60,158). The amounts shown for fiscal 2013 have been adjusted to include the value of the relocation reimbursement.
(i)	Pursuant to the Transition Services Agreement between the Company and 21st Century Fox, the Company reimbursed 21st Century Fox $1.5 million for Mr. Zweifach’s services as the Company’s General Counsel for fiscal 2014. Mr. Zweifach received no compensation directly from the Company.

Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2014

The following table sets forth information with respect to grants of plan-based awards to the NEOs during the fiscal year ended June 30, 2014.

Name(a)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards(b)
		Threshold	Target	Maximum	Threshold	Target	Maximum
K. Rupert Murdoch		$1,000,000	$2,000,000	$4,000,000
	11/1/2013(c)				12,991	129,898	259,796	n/a	$2,509,629
	11/1/2013(d)				12,991	129,898	259,796	n/a	$2,509,629
Robert J. Thomson		$1,000,000	$2,000,000	$4,000,000
	11/1/2013(c)				25,981	259,797	519,594	n/a	$5,019,278
	11/1/2013(d)				11,368	113,661	227,322	n/a	$2,195,931
Bedi Ajay Singh		$500,000	$1,000,000	$2,000,000
	11/1/2013(c)				7,795	77,939	155,878	n/a	$1,505,781
	11/1/2013(d)				6,496	64,949	129,898	n/a	$1,254,815

(a)	The Company did not grant any plan-based awards to Mr. Zweifach during the year ended June 30, 2014.
(b)	Reflects the right to receive the US Dollar value of one share of Class A Common Stock, except for Mr. Singh who will receive shares of Class A Common Stock, that may be earned upon vesting of PSUs granted in fiscal 2014, assuming the achievement of target and maximum performance levels (i.e., 100% and 200%, respectively, of the target PSUs) following the applicable performance period. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards” for a discussion of the performance measures for the PSUs.
(c)	Represents the 2014-2016 PSU Award granted for the fiscal 2014-2016 performance period. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards—Fiscal 2014-2016 Performance-Based Long-Term Equity-Based Incentive Awards.”
(d)	Represents the Launch Performance Award, a one-time grant of PSUs having the same performance measurement period, performance metrics and other terms as the applicable officer’s 2014-2016 PSU Award. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards—Launch Performance Awards.”

Employment Agreements

Summary of K. Rupert Murdoch’s Letter Agreement

On June 27, 2014, the Company entered into a letter agreement with Mr. K.R. Murdoch to address the treatment of Mr. K.R. Murdoch’s performance-based annual bonus and PSUs upon the occurrence of certain terminations of his employment with the Company (the “KRM Letter Agreement”). For additional information regarding the methodology and calculation of the performance-based annual bonus and PSUs, see the section titled “Compensation Discussion and Analysis—Named Executive Officer Compensation” above. For a discussion of the termination provisions relating to Mr. K.R. Murdoch’s performance-based annual bonus and PSUs, see “Potential Payments Upon Termination” below.

Summary of Robert J. Thomson’s Employment Agreement

Mr. Thomson is party to an amended and restated employment agreement with a subsidiary of the Company, dated and effective as of August 5, 2014 (the “Thomson Agreement”). The term of the Thomson Agreement extends through June 30, 2016. Pursuant to the Thomson Agreement, Mr. Thomson receives a base salary at an annual rate of not less than $2,000,000, and he is also entitled to receive a performance-based annual bonus with a target of not less than $2,000,000.

Mr. Thomson is also entitled to receive annual grants of long-term performance-based equity awards with a target of not less than $4,000,000. If after the expiration date of the Thomson Agreement, Mr. Thomson is not offered an extension or renewal of the agreement on similar or better terms, he will continue to be eligible to earn the full value of any equity award granted during the term of his employment.

Mr. Thomson is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank. Additionally, the Thomson Agreement provides for certain payments and benefits to Mr. Thomson upon his separation from the Company as described below in “Potential Payments Upon Termination.”

Summary of Bedi Ajay Singh’s Employment Agreement

Mr. Singh is party to an employment agreement with a subsidiary of the Company, dated as of November 26, 2012 (the “Singh Agreement”). The term of the Singh Agreement extends through June 30, 2016. Pursuant to the Singh Agreement, Mr. Singh receives a base salary at an annual rate of not less than $1,100,000, and he is also entitled to receive a performance-based annual bonus with a target of not less than $1,000,000.

Mr. Singh is also entitled to receive annual grants of long-term performance-based equity awards with a target of not less than $1,000,000. If after the expiration date of the Singh Agreement, Mr. Singh is not offered an extension or renewal of the agreement on similar or better terms, he will continue to be eligible to earn the full value of any equity award granted during the term of his employment. In addition, Mr. Singh received a one-time grant (the “Initial Equity Grant”) equivalent in value to $500,000 in RSUs representing the right to receive pre-Separation 21st Century Fox Class A Common Stock. Pursuant to the Employee Matters Agreement that governs the Company’s and 21st Century Fox’s obligations with respect to employment, compensation, benefits and other related matters for employees of certain of the Company’s U.S.-based businesses (the “Employee Matters Agreement”), the portion of the Initial Equity Grant that vests after December 31, 2013 was converted into an award with respect to the Company’s Class A Common Stock, while the portion that vested on or prior to December 31, 2013 was settled in shares of 21st Century Fox Class A Common Stock, as adjusted to reflect the Separation, upon vesting.

Mr. Singh is entitled to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank. Mr. Singh also receives a car allowance in the amount of $1,200 per month. Additionally, the Singh Agreement provides for certain payments and benefits to Mr. Singh upon his separation from the Company as described below in “Potential Payments Upon Termination.”

Outstanding Equity Awards at June 30, 2014

The following table sets forth information with respect to each of the NEO’s outstanding equity awards at June 30, 2014.

	Stock Awards
Name(a)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(d)
K. Rupert Murdoch	-		$-	259,796	$4,671,132
Robert J. Thomson	52,276	(b)	$939,922	660,533	$11,876,383
Bedi Ajay Singh	29,479	(c)	$530,032	142,888	$2,569,126

(a)	Mr. Zweifach did not have outstanding equity awards at June 30, 2014.

(b)	Represents a portion of the RSU award previously granted by 21st Century Fox to Mr. Thomson on August 10, 2011 for services provided by Mr. Thomson to 21st Century Fox in his prior role as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal (the “Thomson Fox RSU Grant”). Each RSU initially entitled Mr. Thomson to receive one share of pre-Separation 21st Century Fox Class A Common Stock, and the award vests in four equal, annual installments beginning on August 15, 2011. As disclosed above, pursuant to the Employee Matters Agreement, the portion of the Thomson Fox RSU Grant that vests after December 31, 2013 was converted into the number of RSUs with respect to the Company’s Class A Common Stock set forth above by multiplying the applicable number of RSUs by the ratio (the “Conversion Ratio”) of the closing price on June 28, 2013 of 21st Century Fox’s Class A Common Stock and the volume weighted average price of the Company’s Class A Common Stock over the 10 trading day period ending on July 15, 2013.
(c)	Reflects the portion of Mr. Singh’s Initial Equity Grant outstanding as of June 30, 2014 that vests after December 31, 2013, which was converted into an award with respect to the Company’s Class A Common Stock by multiplying the applicable number of RSUs by the Conversion Ratio. The Initial Equity Grant vests in three equal, annual installments beginning on November 26, 2013.
(d)	Calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 27, 2014 of $17.98.
(e)	The amounts set forth in this column represent the number of unvested PSUs, which remain subject to performance criteria and have not yet vested as of June 30, 2014. In accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target performance level. The number of PSUs, if any, realized by a named executive officer will depend on the actual performance level achieved by the Company for the applicable performance period. The number of target PSUs granted that remain subject to performance criteria as of June 30, 2014 and their respective vesting dates are as follows:

Name	Number of PSUs That Have Not Vested		Date of Grant	Performance Period	Vesting Dates
K. Rupert Murdoch	129,898	(1)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	129,898	(2)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
Robert J. Thomson	259,797	(1)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	113,661	(2)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	129,986	(3)	11/12/2012	7/1/2012 to 6/30/2015	8/15/2015
	157,089	(3)	9/30/2011	7/1/2011 to 6/30/2014	8/15/2014
Bedi Ajay Singh	77,939	(1)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016
	64,949	(2)	11/1/2013	7/1/2013 to 6/30/2016	8/15/2016

(1)	Represents the number of unvested, cash-settled PSUs, except for Mr. Singh, who receives stock-settled PSUs, granted as part of the 2014-2016 PSU Award. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards—Fiscal 2014-2016 Performance-Based Long-Term Equity-Based Incentive Awards.”
(2)	Represents the number of unvested, cash-settled PSUs, except for Mr. Singh, who receives stock-settled PSUs, granted as part of the one-time Launch Performance Award. See “Compensation Discussion and Analysis—Performance-Based Long-Term Equity-Based Incentive Awards—Launch Performance Awards.”
(3)	Represents unvested PSUs previously granted by 21st Century Fox to Mr. Thomson for the fiscal 2012-2014 and fiscal 2013-2015 performance periods for services provided by Mr. Thomson to 21st Century Fox in his prior role as Editor-in-Chief of Dow Jones and Managing Editor of The Wall Street Journal (the “Thomson Fox PSU Grant”). Each PSU initially entitled Mr. Thomson to receive one share of pre-Separation 21st Century Fox Class A Common Stock and vests following the end of the applicable performance period based on the achievement of specified performance levels. Pursuant to the Employee Matters Agreement between the Company and 21st Century Fox, the portion of the Thomson Fox PSU Grant that vests after December 31, 2013 was converted into the number of PSUs with respect to the Company’s Class A Common Stock set forth above by multiplying the applicable number of PSUs by the Conversion Ratio. The PSUs remain subject to performance criteria, and in accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target performance level. The number of shares actually earned, if any, by Mr. Thomson will depend on the actual performance level achieved by the Company for the applicable performance period.

Options Exercised and Stock Vested during the Fiscal Year Ended June 30, 2014

The following table sets forth information with respect to the exercise of stock options and stock appreciation rights and vesting of RSUs for each of the NEOs during the fiscal year ended June 30, 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
K. Rupert Murdoch	-	-	-		-
Robert J. Thomson	-	-	-		-
Bedi Ajay Singh	-	-	7,621	(a)	$253,017
Gerson Zweifach	-	-	-		-

(a)	Reflects the portion of Mr. Singh’s Initial Equity Grant that vested on or prior to December 31, 2013, which entitled Mr. Singh to receive shares of 21st Century Fox Class A Common Stock upon vesting. In order to maintain the value of the portion of the Initial Equity Grant that vested in shares of 21st Century Fox Class A Common Stock following the Separation, the number of RSUs was adjusted by multiplying the original number of RSUs by the ratio of the Pre-Separation Fox Price over the volume-weighted average price of 21st Century Fox Class A Common Stock on July 1, 2013, the first day of trading as 21st Century Fox following the effective date of the Separation.

Pension Benefits at June 30, 2014

The following table sets forth information with respect to each Company plan that provides payments in connection with retirement with respect to each of the NEOs.

Name(a)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(b)	Payments During Last Fiscal Year
Robert J. Thomson	News International Pension and Life Assurance Plan for Senior Executives	6	$1,084,704	-
	News International Group Limited Unapproved Pension and Life Assurance Plan	6	$755,952	-
	Employer-Financed Retirement Benefits Scheme	5	$1,578,342	-
Bedi Ajay Singh	News International Pension and Life Assurance Plan for Senior Executives	3	$351,151	-
	News International Pension and Life Assurance Plan for Senior Executives (Prior Employer Transfer Benefit)	N/A	$436,650	-
	NC Transaction, Inc. Pension Plan(c)	2	$30,761	-

(a)	Neither Mr. K.R. Murdoch nor Mr. Zweifach participates in the Company’s pension plans.
(b)	The present value of each of Mr. Thomson and Mr. Singh’s accumulated benefit at June 30, 2014 in each plan except the NC Transaction, Inc. Pension Plan was calculated assuming commencement of benefits at age 60 for Mr. Thomson and 65 for Mr. Singh using a discount rate of 4.25%, a retail price index inflation assumption of 3.25% and a mortality assumption of SAPS with 1.25% underpin for future improvements. Messrs. Thomson and Singh’s pension and retirement benefits are denominated in British pounds sterling. Amounts reflected in this table have been converted into U.S. dollars using the spot exchange rate as of June 27, 2014, the last business day of the fiscal year ended June 30, 2014, which was US $1 = GBP0.5870, as reported on Bloomberg.
(c)	The present value of Mr. Singh’s accumulated benefit at June 30, 2014 under the NC Transaction, Inc. Pension Plan was calculated assuming commencement of benefits at age 65, a discount rate of 4.50% and a mortality assumption of RP 2000 combined generational table projected with Scale BB for future improvements.

Description of Pension Benefits

Each of Mr. Thomson and Mr. Singh has pension benefits from Company-sponsored plans that were earned in connection with their employment by 21st Century Fox in periods prior to the Separation. Both Messrs. Thomson and Singh earned pension benefits as described below during their employment with 21st

Century Fox in the U.K. and U.S. prior to the Separation. The News International Pension and Life Assurance Plan for Senior Executives (the “Registered Plan”) provided select U.K. executives with pension benefits for services rendered. The Registered Plan was frozen to additional future benefits effective March 31, 2011 and benefits were determined based on two formulas that were based on the period of employment. The applicable formula for Mr. Thomson was an annual benefit accrual of 1/45th of pensionable salary (limited to the pension salary cap) and is payable at age 60 in the form of a member annuity plus a 50% survivor annuity. The benefit at retirement is adjusted annually in payment for inflation as measured by the change in retail price index capped at 5%. The applicable formula for Mr. Singh was an annual benefit accrual of 1/60th of pensionable salary (limited to the pension salary cap) and is payable at age 65 in the form of member annuity plus a 50% survivor annuity. The benefit at retirement is adjusted annually at a fixed rate of 5%. The Registered Plan will also provide to Mr. Singh upon retirement an additional pension benefit granted based on a transfer into the Registered Plan of pension rights he had accrued with a prior employer.

Mr. Thomson also participated in the News International Group Limited Unapproved Pension and Life Assurance Plan (the “Supplementary Plan”). The Supplementary Plan is a non-registered plan that provided benefits that were not available in the Registered Plan as a result of the application of the U.K. statutory earnings cap and was also frozen to additional future benefits effective March 31, 2011. Upon Mr. Thomson’s transfer to the U.S., the Company extended to Mr. Thomson benefits through the Employer-Financed Retirement Benefits Scheme (the “EFRBS”) equivalent to the benefit amounts provided by the Registered and Supplementary Plans. The EFRBS is subject to Section 409A of the Code, and the full commuted value of the EFRBS benefit is payable as a single lump sum upon separation of employment. The EFRBS was frozen as of June 30, 2013 for future service.

Upon Mr. Singh’s transfer to the U.S. in 1995, Mr. Singh participated for two years in 21st Century Fox’s U.S. pension plan that was the predecessor to the NC Transaction, Inc. Pension Plan. The benefit he earned under this U.S. tax qualified pension plan was equal to 1% of monthly compensation times years of credited service, plus 0.6% of average monthly compensation in excess of average covered compensation times years of credited service. The NC Transaction, Inc. Pension Plan has been frozen to additional future benefits effective February 28, 2014.

Nonqualified Deferred Compensation at June 30, 2014

Certain highly compensated employees, including the CEO and CFO, are eligible to participate in the Restoration Plan. The following table sets forth information with respect to the Restoration Plan.

Name(a)	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(b)	Aggregate Earnings in Last Fiscal Year(c)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(d)
Robert J. Thomson	-	$139,261	$4,492	-	$143,753
Bedi Ajay Singh	-	$99,309	$3,091	-	$102,400

(a)	Neither Mr. K.R. Murdoch nor Mr. Zweifach participates in the Restoration Plan.
(b)	Amounts reported in this column are included in the “All Other Compensation” column of the “Summary Compensation Table” for fiscal 2014.
(c)	None of these earnings are included in the “Summary Compensation Table” for fiscal 2014.
(d)	No amounts reported in this column were previously included in the “Summary Compensation Table” for fiscal 2013.

Description of Restoration Plan

In September 2013, the Compensation Committee adopted the Restoration Plan, a non-qualified unfunded defined contribution retirement plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the CEO and CFO. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Code.

Under the Restoration Plan, participants whose employer contributions under the Company’s qualified retirement plans are limited by the Code are eligible to receive an amount credited to their account equal to 5.5% of their compensation in excess of the compensation limits of the Code, subject to a compensation cap of $5,000,000 for each of the CEO and CFO. The amounts credited to each participant’s account are fully vested following attainment of two years of service with the Company. Participants in the plan have the ability to direct their assets into the same fund choices as found in the Company’s qualified retirement plans. Amounts in a participant’s account will be credited with gains and losses associated to the participant’s fund elections. Participants will receive distributions of vested benefits upon termination of employment in accordance with the payment schedule set forth under the plan rules.

In order to provide Mr. Singh with access to benefits comparable to those received by other top Company executives for the period of November 26, 2012 to June 30, 2013, the Company funded Mr. Singh’s Restoration Plan account with a starting balance of $16,621 in February 2014. The starting balance is reflected in the “Registrant Contributions in Last Fiscal Year” column in the table above.

Potential Payments Upon Termination

As discussed under “Employment Agreements” above, the employment agreements of each of Messrs. Thomson and Singh provide for certain payments and benefits upon their respective separation from the Company. In addition, the letter agreement of Mr. K.R. Murdoch contains certain termination provisions relating to his performance-based annual bonus and PSUs. These provisions are summarized below. There are no similar arrangements currently in place with respect to Mr. Zweifach, who receives no compensation directly from the Company for his services.

K. Rupert Murdoch

Pursuant to the terms of the KRM Letter Agreement, if the employment of Mr. K.R. Murdoch is terminated due to death or disability, he would be entitled to receive:

•	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
•

a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

For purposes of the KRM Letter Agreement, the term “disability” means if Mr. K.R. Murdoch is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a period of not less than 12 months.

If Mr. K.R. Murdoch’s employment is terminated for cause, he would be entitled to receive:

•	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
•

a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, a pro-rata portion of any PSU Award he would have been entitled to receive, calculated at the end of the applicable performance period based on (a) the payout that he would have received if no termination had occurred multiplied by (b)(1) the number of days he was employed by the Company during the applicable performance period divided by (2) the total number of days in such performance period.

For purposes of the KRM Letter Agreement, the term “cause” means (a) a deliberate and material breach by Mr. K.R. Murdoch of his duties and responsibilities that results in material harm to the Company and its affiliates which breach is committed without reasonable belief that such breach is in, or not contrary to, the best interests of the Company, and is not cured within 30 days after written notice specifying such breach, (b) Mr. Murdoch’s plea of guilty or nolo contendere to, or nonappealable conviction of, a felony, which conviction or plea causes material damage to the Company’s reputation or financial position, or (c) or Mr. K.R. Murdoch’s addiction to drugs or alcohol that results in a material breach of his duties and responsibilities and that results in material harm to the Company and its affiliates, which addiction is not remedied within 30 days after receipt of written notice specifying such breach.

If Mr. K.R. Murdoch’s employment is terminated without cause, including due to retirement, he would be entitled to receive:

•	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
•

a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based solely on the Compensation Committee’s assessment of the Company’s financial and operational performance as compared to the Company’s annual budget; and

•

if such termination event occurs within the second or third fiscal year of any applicable performance period, the full value of any PSU Award calculated and paid at the end of the applicable performance period as if no termination occurred.

For purposes of the KRM Letter Agreement, the term “retirement” means Mr. K.R. Murdoch’s resignation or termination of employment after attainment of age 60 with ten years of service with the Company or any of its affiliates so long as he is not then employed by another company.

With respect to the PSU Award, in the event of any type of termination that occurs on or prior to the last day of the first fiscal year of any applicable performance period, the entire award will be forfeited.

Robert J. Thomson

Pursuant to the Thomson Agreement, during any period that Mr. Thomson fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or by reason of his death, Mr. Thomson is entitled to (or the Company will pay directly to his surviving spouse or legal representative of his estate):

•	continue to receive his full base salary until Mr. Thomson returns to his duties or until one year following his termination;
•	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
•

a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

•

vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Thomson’s employment is terminated in the event of death or in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period (i) he will receive, in the event of a qualifying disability, shares of the Company’s Class A Common Stock or the equivalent value in cash, as applicable, on the applicable vesting date after the end of the relevant performance period based on actual performance, and (ii) his estate will receive, in the event of death, shares of the Company’s Class A Common Stock or the equivalent value in cash, as applicable, as soon as practicable, based on the projected performance of the Company, as determined by the Company for all awards with less than one year remaining in the performance period, and based on target level performance otherwise.

If Mr. Thomson’s employment is terminated by the Company for cause, Mr. Thomson will be entitled to receive:

•	his full base salary through the date of termination; and
•	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.

For purposes of the Thomson Agreement, the term “cause” means a material breach of the agreement by Mr. Thomson, which breach is not cured within 30 days after written notice to Mr. Thomson specifying such breach, or in the event of Mr. Thomson’s excessive unauthorized absenteeism, chronic substance abuse, fraud, embezzlement, or conviction of a felony (other than a vehicular felony).

If Mr. Thomson’s employment is terminated by the Company other than for cause, death or disability or by Mr. Thomson for good reason, Mr. Thomson will be entitled to receive, subject to his execution of a general release and waiver:

•	his full base salary and annual bonus for two years after the date of termination, with the annual bonus determined in accordance with his agreement;
•	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination; and
•	continued vesting of equity awards granted prior to the date of termination in the same manner as though he continued to be employed for the remaining term of his employment.

For purposes of the Thomson Agreement, the term “good reason” means (i) a material breach of the agreement by the Company, which breach if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Thomson is required to be based and essentially render services in other than the New York City metropolitan area at the Company’s principal offices in such area or (iii) a material diminution in Mr. Thomson’s job description, title, authority, duties or responsibility.

Bedi Ajay Singh

Pursuant to the Singh Agreement, during any period that Mr. Singh fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or by reason of his death, Mr. Singh is entitled to (or the Company will pay directly to his surviving spouse or legal representative of his estate):

•	continue to receive his full base salary until Mr. Singh returns to his duties or until one year following his termination;
•	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;

•

a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the pre-determined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year;

•	the Initial Equity Grant, which shall be deemed fully vested; and
•

vesting and payment of his outstanding PSUs as set forth in the applicable equity award agreements, which provide that if Mr. Singh’s employment is terminated in the event of death or in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period (i) he will receive, in the event of a qualifying disability, shares of the Company’s Class A Common Stock on the applicable vesting date after the end of the relevant performance period based on actual performance, and (ii) his estate will receive, in the event of death, shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company for all awards with less than one year remaining in the performance period, and based on target level performance otherwise.

If Mr. Singh’s employment is terminated by the Company for cause, Mr. Singh will be entitled to receive:

•	his full base salary through the date of termination; and
•	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.

For the purpose of the Singh Agreement, the term “cause” means a material breach of the agreement by Mr. Singh, which breach is not cured within 30 days after written notice to Mr. Singh specifying such breach, or in the event of Mr. Singh’s excessive unauthorized absenteeism, chronic substance abuse, fraud, embezzlement, or conviction of a felony (other than a vehicular felony).

If Mr. Singh’s employment is terminated by the Company other than for cause, death or disability or by Mr. Singh for good reason, Mr. Singh will be entitled to continue to receive:

•	his base salary, annual bonus at the pre-determined target amount and benefits for the remainder of the term of his employment agreement;
•	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination; and
•	the Initial Equity Grant, which shall be deemed fully vested.

For purposes of the Singh Agreement, the term “good reason” means, provided the following instances satisfy the requirements of Section 409A of the Code, (i) a material breach of the agreement by the Company, which breach if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Singh is required to be based and essentially render services in other than the New York City metropolitan area at the Company’s principal offices in such area or (iii) a material diminution in Mr. Singh’s job description, title, authority, duties or responsibility.

Quantification of Termination Payments

The following table sets forth quantitative information with respect to potential payments to each NEO or his beneficiaries upon termination in various circumstances as described above, assuming termination on June 30, 2014. The amounts included in the table below do not include amounts otherwise due and owing to each applicable NEO, such as salary or annual bonus earned through the date of termination, as those amounts are reflected in the preceding tables, or payments or benefits generally available to all salaried employees of the Company.

Name	Type of Termination
	Death	Disability	Retirement		By Company for Cause	By Company without Cause	By Executive with Good Reason	By Executive without Good Reason
K. Rupert Murdoch(a)
Salary	$-	$-	$-		$-	$-	$-	$-
Bonus	-	-	-		-	-	-	-
Equity Awards	-	-	-		-	-	-	-
Continued Benefits	-	-	-		-	-	-	-

	$-	$-	$-		$-	$-	$-	$-
Robert J. Thomson
Salary	$2,000,000	$2,000,000	$-		$-	$4,000,000	$4,000,000	$-
Bonus	-	-	-		-	4,000,000	4,000,000	-
Equity Awards(b)	5,161,609	5,161,609	-	(c)	-	12,816,306	12,816,306	-
Continued Benefits	-	-	-		-	-	-	-

	$7,161,609	$7,161,609	$-		$-	$20,816,306	$20,816,306	$-

Bedi Ajay Singh
Salary	$1,100,000	$1,100,000	$-		$-	$2,200,000	$2,200,000	$-
Bonus	-	-	-		-	2,000,000	2,000,000	-
Equity Awards(d)	530,032	530,032	-	(c)	-	530,032	530,032	-
Continued Benefits(e)	-	-	-		-	252,730	252,730	-

	$1,630,032	$1,630,032	$-		$-	$4,982,762	$4,982,762	$-
Gerson Zweifach
Salary	$-	$-	$-		$-	$-	$-	$-
Bonus	-	-	-		-	-	-	-
Equity Awards	-	-	-		-	-	-	-
Continued Benefits	-	-	-		-	-	-	-

	$-	$-	$-		$-	$-	$-	$-

(a)	Mr. K.R. Murdoch is not party to an employment agreement, but has entered into a letter agreement that contains termination provisions relating to his Annual Bonus and PSU Awards.
(b)	For termination upon “Death” or in the event of “Disability,” reflects the value of the number of shares of Company Class A Common Stock represented by the target PSUs granted with respect to the fiscal 2012-2014 and fiscal 2013-2015 performance periods. For termination “By Company without Cause” or “By Executive with Good Reason” reflects the value of the number of shares of Company Class A Common Stock represented by all of Mr. Thomson’s outstanding RSUs and PSUs with respect to such stock. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 27, 2014 of $17.98.
(c)	As of June 30, 2014, neither Mr. Thomson nor Mr. Singh satisfied the requirements for a qualifying retirement, as defined in the applicable equity incentive plan.
(d)	For termination upon “Death,” in the event of “Disability,” “By Company without Cause” or “By Executive with Good Reason” reflects the value of the number of shares of Company Class A Common Stock represented by the portion of the Initial Equity Grant that was converted into the right to receive the Company’s Class A Common Stock. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on NASDAQ on June 27, 2014 of $17.98.
(e)	Amounts shown reflect the Company’s cost of providing continued health and dental insurance, life insurance coverage and 401(k) and Restoration Plan contributions for the remainder of the term of Mr. Singh’s employment agreement.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act require that the Company provide our stockholders with the opportunity to approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC.

As described in detail in the “Compensation Discussion and Analysis,” the Compensation Committee seeks to closely align the interests of our named executive officers with the interests of the Company’s stockholders. The Company’s executive compensation program is designed to drive Company performance, ensure our compensation practices support short- and long-term growth for stockholders, and attract, retain and motivate the top executive talent necessary for the Company’s success. The compensation framework designed by the Company emphasizes a pay for performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as further described on page 35 under the heading “Aligning Compensation with Company Performance.” In addition, as described on page 39 under the heading “Fiscal 2014 Pay Mix,” the compensation framework places a significant majority of the Executive Chairman’s, Chief Executive Officer’s and Chief Financial Officer’s total direct compensation “at-risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. The Company has also implemented a number of executive compensation practices, as described beginning on page 36, which the Compensation Committee considers to be effective at driving performance and supporting long-term growth for our stockholders.

The Board recommends that stockholders indicate their support for the Company’s compensation of its named executive officers. The vote on this resolution, commonly known as a “say on pay” resolution, is not intended to address any specific element of compensation but rather the overall named executive officer compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2014 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE

ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also require that the Company provide our stockholders the opportunity to vote, on an advisory, nonbinding basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. By voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Stockholders may instead abstain from casting a vote on this proposal.

The Board has determined that an advisory vote to approve executive compensation that occurs once every year is the most appropriate alternative for the Company. In reaching this recommendation, the Board considered that holding an annual advisory vote to approve executive compensation allows stockholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides the Compensation Committee with the opportunity to evaluate its compensation decisions taking into account the timely feedback provided by stockholders. In addition, the Board recognizes that an annual advisory vote to approve executive compensation is consistent with the Company’s policy of facilitating communications of stockholders with the Board and its various committees, including the Compensation Committee.

Stockholders may vote on their preferred voting frequency by choosing the option of one year, two years or three years or may abstain from voting. The vote on this proposal is not intended to approve or disapprove the recommendation of the Board. Although the Board intends to carefully consider the voting results of this proposal, the vote is advisory and not binding on the Company or the Board. The Board may decide that it is in the best interests of stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency preferred by stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE FOR THE OPTION OF “ONE” YEAR AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.

PROPOSAL NO. 5

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE NEWS CORPORATION 2013 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

The Board recommends that stockholders approve the material terms for the payment of performance-based compensation under the News Corporation 2013 Long-Term Incentive Plan, as amended and restated (the “LTIP”). The purpose of asking stockholders to approve the material terms for the payment of performance-based compensation under the LTIP is to enable the Company to continue to grant incentive awards under the LTIP that are structured in a manner intended to qualify as tax-deductible performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). Stockholders are not being asked to approve an amendment to the LTIP or to approve the LTIP in its entirety. For the avoidance of doubt, approval of this Proposal No. 5 will not in any way impact or increase the number of shares available for awards under the LTIP.

Section 162(m)

Section 162(m) limits to $1,000,000 the amount the Company may deduct in any one year for compensation paid to a “covered employee.” For purposes of Section 162(m), a covered employee means any person who, as of the last day of the Company’s fiscal year, is the chief executive officer or one of the Company’s three highest compensated executive officers (other than the chief financial officer), as determined under SEC rules. However, compensation that constitutes “qualified performance-based compensation” under Section 162(m) is excluded from this deductibility limitation. For compensation to constitute qualified performance-based compensation under Section 162(m), in addition to certain other requirements, stockholders must approve the material terms under which the performance-based compensation will be paid (including the performance goals). Although the Company’s sole stockholder previously approved the LTIP and its material terms in 2013 in connection with the Company’s separation into an independent publicly-traded company, Section 162(m) requires that the Company’s post-separation stockholders approve the material terms. Therefore, at the 2014 Annual Meeting, the Company is asking stockholders to approve the material terms for the payment of performance-based compensation under the LTIP.

For purposes of Section 162(m), the material terms of performance-based compensation include (i) the employees eligible to receive compensation under the LTIP, (ii) a description of the business criteria on which the performance goal(s) is based and (iii) the maximum amount of compensation that can be paid to an employee as performance-based compensation during a specified time period. Each of these aspects of the LTIP is discussed below and approval of this proposal will constitute approval of each of these aspects of the LTIP for purposes of Section 162(m).

Awards

The LTIP provides for awards of stock options, stock appreciation rights (“SARs”), restricted and unrestricted shares, restricted share units (“RSUs”), dividend equivalents, performance awards and other equity-related awards and cash payments.

Eligibility and Participation

The LTIP is administered by the Company’s Board or the Compensation Committee of the Board. Subject to certain limitations, the Compensation Committee may delegate its authority under the LTIP to one or more members of the Compensation Committee or one or more officers or other designees of the Company. All Directors, officers and employees of the Company and its affiliates, and all consultants and advisors currently providing services to the Company or its affiliates are eligible to receive awards under the LTIP. As of June 30, 2014, the Company had approximately 22,000 employees, four executive officers (of whom two are also Directors) and twelve Directors (including the two Directors who are also executive officers).

Plan Limits

The total number of shares of Class A Common Stock that may be issued under the LTIP (the “LTIP Limit”) will not exceed, in the aggregate 30,000,000 shares of Class A Common Stock. In addition, the maximum number of shares of Class A Common Stock that may be issued in conjunction with stock options and SARs is 5,000,000 shares (the “Stock Option/SAR Award Limit”). The maximum number of shares of Class A Common Stock that may be issued in conjunction with awards other than stock options, SARs or awards denominated in cash is 25,000,000 shares (a “Full Value Award,” and such limit, the “Full Value Award Limit”), except that a Full Value Award may be granted in excess of the Full Value Award Limit, in which case such award will be counted against the Stock Option/SAR Award Limit as 2.5 shares of Class A Common Stock for every share subject to such award.

Shares subject to awards under the LTIP will again be available for future awards upon the occurrence of specified events that result in fewer than the total number of shares subject to the award being delivered to the participants. Shares of Class A Common Stock subject to awards under the LTIP that expire or are cancelled, forfeited or terminated without having been exercised or paid, or that are settled in cash will be available for the grant of future awards in the same amount as such shares were counted against the LTIP Limit, the Stock Option/SAR Award Limit and the Full Value Award Limit, as applicable. Shares of Class A Common Stock (a) tendered or withheld or subject to an award surrendered in connection with the exercise of a stock option, (b) deducted or delivered from payment of a stock option or SAR in connection with the Company’s tax withholding obligations, or (c) purchased by the Company with proceeds from the exercise of stock options will not be available for the grant of future awards. Shares underlying awards granted upon the assumption of, or in substitution for, awards previously granted by an entity acquired by the Company will not be counted against the LTIP Limit, the Stock Option/SAR Award Limit or the Full Value Award Limit, as applicable.

Maximum Award

The maximum aggregate number of shares of Class A Common Stock that may be granted to any participant during any single calendar year with respect to stock options or SARs is 3,000,000 shares (regardless of whether the SAR is settled in cash, shares of Class A Common Stock, other Company securities or a combination thereof), unless the grant is made in the participant’s year of hire, in which case the limit is 5,000,000 shares (subject to adjustment in accordance with the terms of the LTIP). The maximum amount of incentive awards (other than stock options and SARs) intended to qualify for the Section 162(m) exception that may be awarded to any participant during any performance period of at least one year is $20,000,000 for awards denominated in cash and 2,000,000 shares of Class A Common Stock for awards denominated in shares of Class A Common Stock (subject to adjustment in accordance with the terms of the LTIP), which includes awards whose value is measured in the value of shares of Class A Common Stock but are payable in cash.

Performance Goals

Under the LTIP, the Compensation Committee may grant incentive awards to covered employees based upon the attainment of performance targets, during a performance period determined by the Compensation Committee, related to one or more of the following performance goals, on a generally accepted accounting principles (“GAAP”) or non-GAAP basis (the “162(m) Performance Goals”): Net income, adjusted net income, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), adjusted EBITDA, OIBDA (Operating Income Before Depreciation and Amortization), adjusted OIBDA, operating income, adjusted operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin, economic value added, share of advertising, circulation share, market position or any combination thereof. The 162(m) Performance Goals may be stated as a combination of one or more goals, and on an absolute or relative basis. The 162(m) Performance

Goals may be based on objectives related to individual performance, Company performance, or the performance of an affiliate, subsidiary, division, department, region, function or business unit, including, without limitation, financial and operational performance and individual contributions to financial and non-financial objectives, and the implementation and enforcement of effective compliance programs. The 162(m) Performance Goals may be measured on an absolute or cumulative basis or on the basis of a percentage of improvement over time. In addition, a 162(m) Performance Goal may be measured relative to selected peer companies or a market index.

Plan Benefits

The amounts of awards that may be granted under the LTIP in the future are not determinable, as the Compensation Committee or its designee will make these determinations in its discretion in accordance with the terms of the LTIP. For more details on grants of PSUs made to our NEOs in Fiscal Year 2014, see the table above titled “Grants of Plan-Based Awards during the Fiscal Year Ended June 30, 2014.”

Amendment

The Board may at any time alter, amend, suspend or terminate the LTIP, in whole or in part, except that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the NASDAQ rules, and no termination or amendment may materially adversely affect the terms of any then outstanding awards without the consent of the affected participant.

U.S. Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the LTIP based upon the laws in effect on the date of this proxy statement. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the LTIP. The income tax consequences under applicable state and local tax laws may not be the same as those under federal income tax laws.

Incentive Stock Options

The grant of an incentive stock option will not be a taxable event for the participant or for the Company. In addition, a participant generally will not recognize taxable income upon exercise of an incentive stock option. A participant’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of shares of Class A Common Stock underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Any gain realized upon a disposition of the Class A Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of Class A Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any income tax deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the participant generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the Class A Common Stock in an amount generally equal to the excess of the fair market value of the Class A Common Stock at the time the incentive stock option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain.

The Company will generally be allowed an income tax deduction to the extent the participant recognizes ordinary income, subject to the Company’s compliance with Section 162(m) and to certain reporting requirements.

Nonqualified Stock Options

The grant of a nonqualified stock option will not be a taxable event for the participant or the Company. Upon exercising a nonqualified stock option, a participant will recognize ordinary income (and will be subject to income tax withholding) in an amount equal to the difference between the exercise price and the fair market value of the Class A Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Class A Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m), the Company will generally be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Stock Appreciation Rights

The grant of a SAR will not be a taxable event for the participant or the Company. Upon exercising a SAR, a participant will recognize ordinary income (and will be subject to income tax withholding) in an amount equal to the fair market value of the Class A Common Stock and the value of cash (if the SARs are settled in whole or in part in cash) received by the Participant. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m), the Company will generally be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Shares

A participant who is awarded restricted shares will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Class A Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Code (“Section 83(b)”) to recognize compensation income (and will be subject to income tax withholding) in the year of the award in an amount equal to the fair market value of the Class A Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the Class A Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable (and will be subject to income tax withholding) in the year the restrictions lapse and dividends paid while the Class A Common Stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m), the Company will generally be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Share Units and Performance Awards

The grant of an award of RSUs or a performance award (including PSUs) will not be a taxable event for the participant or the Company. A participant who is awarded RSUs or a performance award will be required to recognize ordinary income (and will be subject to income tax withholding) in an amount equal to the fair market value of shares of the Class A Common Stock and the value of the cash (if the RSUs or performance award are settled in whole or in part in cash) issued to such participant at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m), the Company will generally be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Unrestricted Shares

A participant who is awarded unrestricted shares of Class A Common Stock will be required to recognize ordinary income (and will be subject to income tax withholding) in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. If the Company complies with applicable reporting requirements and subject to the limits of Section 162(m), the Company will generally be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Dividend Equivalent Rights

Participants who receive dividend equivalent rights will be required to recognize ordinary income (and will be subject to income tax withholding) in an amount distributed to the participant pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m), the Company will generally be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Board Recommendation

The Board believes that it is in the best interests of the Company and its stockholders to enable the Company to implement compensation arrangements that qualify as tax-deductible, performance-based compensation under the LTIP. The Board is therefore recommending that stockholders approve, for Section 162(m) purposes, the material terms of performance-based compensation, as set forth above. However, stockholder approval of the material terms is only one of several requirements under Section 162(m) that must be satisfied for awards under the LTIP to qualify for the “performance-based” compensation exemption. The rules and regulations promulgated under Section 162(m) are complicated and may change from time to time, sometimes with retroactive effect. As such, there can be no guarantee that any award intended to qualify as performance-based compensation within the meaning of Section 162(m) will so qualify. In addition, nothing in this proposal precludes the Company or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m). Moreover, if stockholders do not approve the material terms of performance-based compensation, the Company or the Compensation Committee may grant awards under the LTIP, but those awards would not be eligible for deduction under Section 162(m).

Stockholders are not being asked to approve an amendment to the LTIP or to approve the LTIP itself. This proposal and the foregoing description addresses limited aspects of the LTIP, primarily the material terms of awards of performance-based compensation, which may apply to a grant of incentive awards. This description is qualified in its entirety by the full text of the LTIP, which is attached as Appendix B to this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of June 30, 2014 with respect to the Company’s outstanding stock options and shares of common stock reserved for future issuance under the LTIP. The LTIP also covers awards of RSUs, PSUs and employee stock options which were originally issued under the Dow Jones 2001 Long-Term Incentive Plan, the 2004 MarketWatch Stock Incentive Plan and the 21st Century Fox 2005 Long Term Incentive Plan (collectively, the “Pre-Separation Plans”) and which were assumed by the Company in connection with the Separation pursuant to the Employee Matters Agreement, dated as of June 28, 2013, between the Company and 21st Century Fox (collectively, the “Assumed Awards”). All shares reflected in the table are shares of the Company’s non-voting Class A Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, rights, RSUs and PSUs (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders LTIP(2)	7,485,417	(3)	$6.25	(4)	27,356,168
Equity compensation plans not approved by security holders	-		-		-
Total	7,485,417		$6.25		27,356,168

(1)	Of the shares available for future issuance under the LTIP, a maximum of 24,356,168 shares may be issued with respect to awards of restricted stock, RSUs or PSUs as of June 30, 2014.
(2)	Approved by the Company’s former parent and sole stockholder, 21st Century Fox, prior to the Separation.
(3)	Includes shares of Class A Common Stock issuable upon the vesting of the Assumed Awards. Up to an additional 4,039,267 shares of Class A Common Stock are available to settle such Assumed Awards. No additional awards may be granted under the Pre-Separation Plans.
(4)	Does not reflect outstanding RSUs and PSUs, each of which entitles the holder to receive one share of Class A Common Stock upon vesting without the payment of any exercise price. The outstanding stock options have a weighted-average remaining term of approximately two years.

UPDATED EQUITY COMPENSATION PLAN INFORMATION AS OF SEPTEMBER 19, 2014

As of September 19, 2014, there were 25,365,133 shares available for future issuance under the LTIP (of which 5,000,000 shares may be issued as stock options and SARs)1 and 4,594,137 shares subject to outstanding awards that were granted under the LTIP post-Separation. All 4,594,137 shares subject to outstanding awards.

In addition, there are 2,325,167 shares subject to the outstanding Assumed Awards, of which 2,074,802 are full value awards and 250,365 are related to options (with a weighted average exercise price of $6.24 and a weighted average remaining term of 1.518 years). Up to an additional 1,910,816 shares of Class A Common Stock are available to settle the Assumed Awards. No additional awards may be granted under the Pre-Separation Plans.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE NEWS CORPORATION 2013 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED, FOR PURPOSES OF SECTION 162(M) OF THE CODE.

[1]	Additional full value shares may be granted from the 5,000,000 shares reserved for stock options and SARs. For the treatment of any such full value awards, please see “Plan Limits” on page 60.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL

ELIMINATE THE COMPANY’S DUAL CLASS CAPITAL STRUCTURE

The Nathan Cummings Foundation (“Nathan Cummings”), 475 Tenth Avenue, 14th Floor, New York, NY 10018, which is the beneficial owner of 933 shares of Class B Common Stock as of the date of submission, has given notice that it intends to present for action at the Annual Meeting the resolution set forth below. Legal & General Assurance (Pensions Management) Limited, the beneficial owner of 3,798 shares of Class B Common Stock as of the date of submission, on behalf of its client Hermes Equity Ownership Services, joins Nathan Cummings as a co-filer of this proposal. In accordance with applicable proxy rules, the proposal and supporting statements, for which the Company accepts no responsibility, is set forth below:

RESOLVED, that stockholders of News Corporation (“News Corp.” or the “Company”) request that the Board of Directors take the necessary steps (excluding those steps that must be taken by the Company’s stockholders) to adopt a recapitalization plan that would eliminate News Corp.’s dual-class capital structure and provide that each outstanding share of common stock has one vote.

Supporting Statement

News Corp. had 579,023,225 shares of common stock outstanding as of May 5, 2014, according to the Company’s Form 10-Q filed on May 9, 2014. Holders of the 379,392,985 outstanding shares of Class A common stock, nearly 66% of the Company’s equity base, have no voting rights. Holders of Class B common stock, of which 199,630,240 shares were outstanding, have one vote per share.

According to a May 2014 SEC filing, News Corp. executive chairman K. Rupert Murdoch may be deemed to beneficially own 39.4% of the Class B shares and less than 1% of Class A shares. Thus, despite owning only about 14% of outstanding shares, Mr. Murdoch controls nearly 40% of the voting power, allowing him outsized influence on the outcome of shareholder votes.

Dual-class structures can distort incentives and increase agency costs by misaligning economic incentives and voting power. High-profile scandals at companies like Hollinger and Adelphia illustrate the dangers of dual-class structures in facilitating the extraction of private benefits for management. Governance expert Charles Elson has stated that dual-class structures create “a culture with no accountability.” (Geoff Colvin, “The Trembling at News Corp. Has Only Begun,” CNNMoney, July 19, 2011)

Dual-class structures are associated with poorer company performance. A 2008 study by Harvard’s Paul Gompers and two co-authors found that dual-class structures with disparate voting rights were correlated with lower firm value . (Paul Gompers et al., “Extreme Governance” (working paper 2008) (available at http://papers.ssm.com/sol3/ papers.cfm?abstract id=56251l))

In a preliminary proxy statement filed in 2013, News Corp. identified certain negative consequences associated with the existing dual-class capital structure, including the possibility that significant voting stockholders could pursue their own interests to the detriment of other stockholders. Indeed, we believe that the Murdoch family’s effective control over News Corp. has resulted in decisions that are not in public stockholders’ best interests.

A derivative suit filed after the phone hacking scandal and settled in 2013 for $139,000,000 alleged that the Board failed in its oversight duties on a number of fronts. Among other things, the plaintiffs alleged that, “The Board has a long track record of pursuing transactions that clearly help the controlling family, while providing questionable benefits or objective injury to the public shareholders.” While the suit targeted News Corporation prior to its split into two distinct, publicly traded companies, a majority of the current News Corp. directors served during some or all of the period covered by the suit.

Accordingly, we believe that eliminating the dual-class structure, and installing a one-share/one-vote arrangement, would benefit News Corporation and its public stockholders.

THE BOARD’S STATEMENT IN OPPOSITION TO PROPOSAL NO. 6

The Board recommends that stockholders vote against this Proposal No. 6. The Company’s dual class capital structure has been in place since the Company became an independent, publicly traded company and the Board believes that retaining this structure is in the best interest of the Company and its stockholders. The Board believes that many purchasers of the Company’s Common Stock are attracted to it because of the Company’s dual class capitalization structure, which: (a) promotes stability and continuity in the leadership and management of the Company, which allows the Company to focus on long-term objectives, (b) enhances the Company’s ability to attract, retain and motivate highly qualified key employees and (c) provides the Company with greater flexibility in financing its growth. The Board’s reasons for its position are described in more detail below.

Continuity and Stability.  In the face of difficult challenges, management of companies with a single class of common stock can become singularly focused on maximizing short-term value and performance at the expense of long-range planning. The Board believes that the Company’s dual class structure helps insulate the Company from short-term pressures and allows our Board and management to pursue strategies that enhance the Company’s long-term profitability. Through his leadership and vision, Mr. K.R. Murdoch, the Company’s Executive Chairman, and his family have been, and will continue to be, an extremely important part of the Company’s long-term success, in which they have a special interest as a direct result of the dual class capital structure.

Retention of Key Employees.  The Company’s ability to issue Class A Common Stock-based equity awards increases its flexibility in structuring compensation plans so that management and key employees can participate in the growth of the Company without diluting the voting power of the Class B stockholders, which enhances the Company’s ability to attract, retain and motivate highly qualified key employees.

Financing Flexibility.  The dual class capital structure provides the Company with greater flexibility to pursue transactions that enhance long-term stockholder value. The Board believes that the Company’s ability to issue Class A Common Stock, for which there is already a sizeable and liquid market, better positions the Company to finance growth opportunities without significantly diluting the voting interest of the Company’s Class B stockholders. The Board believes that a company with a single class of stock may run the risk of foregoing stock issuances (thereby foregoing strategic transactions that potentially could be of great benefit to stockholders) simply out of concerns over dilution of control. The Company, however, has the flexibility to issue its Class A Common Stock for a variety of corporate purposes, including the financing of significant mergers and acquisitions and the raising of needed capital to fund growth. As such, the decision by the Company to issue stock in acquisitions or capital raising transactions is based solely on the perceived economic benefits of the transaction to the Company and all of its stockholders.

Approval of this Proposal 6 would not itself eliminate the Company’s dual class capital structure, but rather it would be an advisory recommendation to the Board to submit such a proposal to the Company’s Class B stockholders in the future.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL TO ELIMINATE THE COMPANY’S DUAL CLASS CAPITAL STRUCTURE.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and NASDAQ. Directors, officers and beneficial owners of more than 10% of any class of the Company’s common stock are required by the SEC to furnish the Company with copies of the reports they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and information provided by the reporting persons, all of its Directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities filed the required reports on a timely basis during the fiscal year ended June 30, 2014.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2014 with the SEC on August 14, 2014. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: www.newscorp.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at News Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212)  416-3248 or by email at investor@newscorp.com.

2015 ANNUAL MEETING OF STOCKHOLDERS

If you wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at the principal executive offices at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than June 2, 2015 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2015 proxy statement and proxy.

Additionally, notice of stockholder proposals and nominations made outside the processes of Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices, in accordance with the requirements of the By-laws not earlier than the close of business on July 16, 2015 and not later than August 15, 2015; provided, however, that in the event that the 2015 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2014 Annual Meeting of Stockholders, notice of stockholder proposals and nominations, in order to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2015 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2015 Annual Meeting of Stockholders is first made. Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations. The chairman of the meeting may refuse to acknowledge or introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the By-laws. If a stockholder fails to meet these deadlines or satisfy the requirements of Rule 14a-4 under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority if and when the matter is raised at the meeting.

ADDITIONAL INFORMATION

In an effort to reduce the amount of paper mailed to stockholders’ homes and to help lower the Company’s printing and postage costs, stockholders can elect to receive future News Corporation proxy statements, annual reports and related materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should select the “Electronic Delivery” link in the “Investor Relations” section of the Company’s website at www.newscorp.com. You may resume receiving copies of these documents by mail at any time by selecting the appropriate stockholder link on this enrollment page and canceling your participation in this program.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this Proxy Statement. The information incorporated by reference is deemed to be part of this Proxy Statement. This Proxy Statement incorporates by reference the Company’s Annual Report on Form 10-K for the year ended June 30, 2014, filed with the SEC on August 14, 2014.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Gerson Zweifach

General Counsel

New York, NY

September 30, 2014

YOUR VOTE IS IMPORTANT. THEREFORE, PLEASE PROMPTLY VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR IF YOU HAVE REQUESTED A PAPER PROXY CARD, BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED.

Appendix A

A-1

Appendix B

NEWS CORPORATION

2013 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective August 6, 2014)

ARTICLE I

GENERAL

Section 1.1 Purpose.

The purpose of the News Corporation 2013 Long-Term Incentive Plan (the “Plan”) is to benefit and advance the interests of News Corporation, a Delaware corporation (the “Company”), and its subsidiaries by making awards to certain employees, directors and other service providers of the Company and its subsidiaries as an additional incentive for them to make contributions to the financial success of the Company.

Section 1.2 Definitions.

As used in the Plan, the following terms shall have the following meanings:

(a) “Administrator” shall mean the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 1.3(c).

(b) “Affiliate” shall mean, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company, including, without limitation, any subsidiary; provided, that solely for the purposes of the Plan there shall be a presumption of control by the Company if the Company owns more than 20% of the value, or more than 20% of the combined voting power, of the other trade or business.

(c) “Agreement” shall mean the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.

(d) “Awards” shall mean Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, unrestricted shares of Common Stock, Dividend Equivalents, Performance Awards or Other Awards or a combination of any of the above.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean, unless otherwise defined in any applicable Agreement,

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, not controlled by the Murdoch family shall control or be entitled to control by contract or otherwise a percentage of the voting power of the Company greater than that held by the Murdoch family at such time. For purposes of this clause, (1) a share shall be deemed held by the Murdoch family if it is held by or on behalf of any one or more of the following: (x) K. Rupert Murdoch, his wife, parent or more remote forebear, child or more remote issue, or brother or sister or child or more remote issue of a brother or sister; or (y) any person directly or indirectly controlled by one or more of the members of the Murdoch family described above (a “Controlled Person”); and (2) a trust and the trustees of such trust shall be deemed to be controlled by any one or more members of the Murdoch family if a majority of the trustees of such trust are members of the Murdoch family or may be removed or replaced by any one or more of the members of the Murdoch family and/or Controlled Persons; or

(ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, and such merger or consolidation is consummated, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets and such sale or disposition is consummated.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor law thereto, and the rules and regulations promulgated thereunder.

(h) “Committee” shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board) to administer the Plan in accordance with Section 1.3 of the Plan.

(i) “Common Stock” shall mean shares of Class A Common Stock, par value $0.01 per share, of the Company.

(j) “Date of Grant” shall mean the effective date of the grant of an Award as set forth in the applicable Agreement.

(k) “Dividend Equivalent” shall mean a right to receive a payment based upon the value of the regular cash dividend paid on a specified number of shares of Common Stock as set forth in Section 6.1 hereof. Payments in respect of Dividend Equivalents may be in cash, or, in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(l) “Effective Date” shall mean June 28, 2013.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including any successor law thereto.

(n) “Expiration Date” shall mean the earlier to occur of (A) the expiration of the option period or Stock Appreciation Right period set forth in the applicable Agreement or (B) the tenth anniversary of the Date of Grant of the Stock Option or Stock Appreciation Right.

(o) “Fair Market Value” of a share of Common Stock on a given date shall mean, unless otherwise determined by the Committee, the 4:00 p.m. (New York time) closing price on such date (or if no closing price was reported on that date, as applicable, on the preceding business day) on the NASDAQ Global Select Market or other principal stock exchange on which the Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Common Stock as determined by the Board by the application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

(p) “GAAP” shall mean generally accepted accounting principles in the United States.

(q) “Other Awards” shall mean any form of award authorized under Section 6.2 of the Plan, other than a Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, unrestricted share of Common Stock, Performance Award or Dividend Equivalent.

(r) “Outstanding Stock Option” shall mean a Stock Option granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(s) “Outstanding Stock Appreciation Right” shall mean a Stock Appreciation Right granted to a Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

(t) “Participant” shall mean any employee, director or other Service Provider of the Company or any Affiliate who has met the eligibility requirements set forth in Section 1.4 hereof and to whom an Award has been made under the Plan.

(u) “Performance Award” shall mean any award of Performance Shares or Performance Units pursuant to Article V hereof.

(v) “Performance Goals” shall have the meaning set forth in Section 5.2 hereof.

(w) “Performance Period” shall mean a period of time of at least one year over which performance is measured as determined by the Committee in its sole discretion.

(x) “Performance Share” shall mean an award granted pursuant to Article V hereof of a share of Common Stock subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(y) “Performance Units” shall mean an award granted pursuant to Article V hereof, payable in cash, or, in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(z) “Permanent Disability” shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or an Affiliate thereof for the Participant and that is in effect on the date of the onset of the Participant’s Permanent Disability, unless the Committee determines otherwise, in its discretion; provided, however, that with respect to grants of Incentive Stock Options, permanent disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

(aa) “Restricted Share” shall mean a share of Common Stock granted to a Participant pursuant to Article III, which is subject to the restrictions set forth in Section 3.3 hereof and to such other terms, conditions and restrictions as are set forth in the Plan and the applicable Agreement.

(bb) “Restricted Share Unit” shall mean a contractual right granted to a Participant pursuant to Article IV to receive, in the discretion of the Committee, shares of Common Stock, a cash payment equal to the Fair Market Value of Common Stock or a combination of cash or shares of Common Stock, subject to the terms and conditions set forth in the Plan and in the applicable Agreement.

(cc) “Retirement” shall mean the resignation or termination of employment after attainment of age 60 with ten years of Service with the Company or any of its Affiliates.

(dd) “Section 162(m)” shall mean Section 162(m) of the Code and the rules and regulations promulgated thereunder from time to time.

(ee) “Section 162(m) Exception” shall mean the exception under Section 162(m) for “qualified performance-based compensation.”

(ff) “Section 162(m) Performance Goals” shall have the meaning set forth in Section 5.2 hereof.

(gg) “Service” shall mean service as a Service Provider to the Company or any of its Affiliates. A change in position or duties shall not result in interrupted or terminated Service, so long as the Participant continues to be a Service Provider. Whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, whose determination shall be final, binding and conclusive.

(hh) “Service Provider” shall mean an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

(ii) “Stock Appreciation Right” shall mean a contractual right granted to a Participant pursuant to Article II to receive an amount determined in accordance with Section 2.6 of the Plan, subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement.

(jj) “Stock Option” shall mean a contractual right granted to a Participant pursuant to Article II to purchase shares of Common Stock at such time and price, and subject to such other terms and conditions as are set forth in the Plan and the applicable Agreement. Stock Options may be “Incentive Stock Options” within the meaning of Section 422 of the Code or “Non-Qualified Stock Options,” which do not meet the requirements of such Code section.

(kk) “Substitute Awards” shall mean Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity affiliated with or acquired by the Company, with which the Company combines or from which the Company has separated.

(ll) “Termination for Cause” shall mean a termination of Service with the Company or any of its Affiliates which, as determined by the Committee, is by reason of (i) “cause” as such term or a similar term is defined in any employment agreement that is in effect and applicable to the Participant, (ii) if there is no such employment agreement or if such employment agreement contains no such term, unless the Committee determines otherwise, the Participant’s: (A) conviction of embezzlement, fraud or other conduct which would constitute a felony; (B) willful unauthorized disclosure of confidential information; (C) failure, neglect of or refusal to substantially perform the duties of the Participant’s employment; or (D) any other act or omission which is a material breach of the Company’s policies or which is materially injurious to the financial condition or business reputation of the Company or any Affiliate thereof, or (iii) in the case of a Service Provider who is not an employee of the Company or any Affiliate, actions by the Service Provider that would justify a Termination for Cause if the Service Provider was an employee.

Section 1.3 Administration of the Plan.

(a) Board or Committee to Administer. The Plan shall be administered by the Board or by a Committee appointed by the Board, consisting of at least two members of the Board; provided that, with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Committee shall consist of at least such number of directors as is required from time to time to satisfy the Section 162(m) Exception, and each such Committee member shall satisfy the qualification requirements of such exception; provided, however, that, if any such Committee member is found not to have met the qualification requirements of the Section 162(m) Exception, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

(b) Powers of the Committee.

(i) The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, any officer or other designee of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding as to all matters relating to the Plan.

(ii) The Committee shall have authority to select Participants from among the class of eligible persons specified in Section 1.4 below, to determine the type of Award to be granted, to determine the number of shares of Common Stock subject to an Award or the cash amount payable in connection with an Award, and to determine the terms and conditions of each Award in accordance with the terms of the Plan. Except as provided in Section 2.5, 2.6(g) and Section 5.4, the Committee shall also have the authority to amend the terms of any outstanding Award or waive any conditions or restrictions applicable to any Award; provided, however, that no amendment shall materially impair the rights of the holder thereof without the holder’s consent. With respect to any restrictions in the Plan or in any Agreement that are based on the requirements of Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

(c) Delegation by the Committee. The Committee may, but need not, from time to time delegate, to the extent permitted by law, some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) to interpret the Plan or any Award, or (iii) under Article IX of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 1.3(c) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

Section 1.4 Eligible Persons.

Awards may be granted to any employee, director or other Service Provider of the Company or any of its Affiliates.

Section 1.5 Common Stock Subject to the Plan.

(a) Plan Limit. The shares of Common Stock subject to Awards under the Plan shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company. Subject to adjustment under Article VII hereof, the total number of shares of Common Stock that may be distributed under the Plan (the “Section 1.5 Limit”) shall not exceed, in the aggregate, 30,000,000 shares of Common Stock, which shall be split between the Stock Option/Stock Appreciation Right Award Limit and the Full Value Award Limit, as provided in Section 1.5(b).

(b) Plan Sub Limits.

(i) The maximum aggregate number of shares of Common Stock that may be issued in conjunction with Awards of Stock Options and Stock Appreciation Rights is 5,000,000 shares (the “Stock Option/Stock Appreciation Right Award Limit”).

(ii) Except as otherwise provided in Section 1.5(c), the maximum aggregate number of shares of Common Stock that may be issued in conjunction with Awards (other than a Stock Option, a Stock Appreciation Right or an Award denominated in dollars) (a “Full Value Award”) is 25,000,000 shares (the “Full Value Award Limit”).

(c) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance, the following rules apply:

(i) Notwithstanding the foregoing provisions of this Section 1.5, a Full Value Award may be granted in excess of the Full Value Award Limit. Any such Award shall be made against a Stock Option/Stock Appreciation Right Award Limit and such Full Value Award shall be counted against the Stock Option/Stock Appreciation Right Award Limit as two and one-half shares of Common Stock for every one share of Common Stock subject to such Full Value Award.

(ii) To the extent permitted by law or the rules and regulations of any stock exchange on which the Common Stock is listed, the number of shares of Common Stock that shall be added back to the Section 1.5 Limit and the Stock Option/Stock Appreciation Right Award Limit or Full Value Award Limit, as applicable, and shall again be available for Awards, shall be the corresponding number of shares of Common Stock that are (A) subject to an Award which for any reason expires or is cancelled, forfeited, or terminated without having been exercised or paid and (B) subject to Awards that are instead settled in cash in the same amount as such shares of Common Stock were counted against the Section 1.5 Limit and the Stock Option/Stock Appreciation Right Award Limit and Full Value Award Limit, as applicable, as set forth in Section 1.5(c).

(iii) The number of shares of Common Stock available for issuance under the Plan shall not be increased by the number of shares of Common Stock (A) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Common Stock upon the exercise of a Stock Option, (B) deducted or delivered from payment of an Award of a Stock Option or Stock Appreciation Right in connection with the Company’s tax withholding obligations, or (C) purchased by the Company with proceeds from the exercise of Stock Options. Stock Appreciation Rights granted under the Plan shall reduce the Stock Option/Stock Appreciation Right Award Limit on a one-for-one basis based on the number of shares of Common Stock for which the Stock Appreciation Rights are denominated, not based on the number of shares of Common Stock actually delivered pursuant to the Stock Appreciation Rights.

(iv) Any shares of Common Stock underlying Substitute Awards shall not be counted against the Section 1.5 Limit or the Stock Option/Stock Appreciation Right Award Limit or Full Value Award Limit, as applicable.

Notwithstanding anything in this Section 1.5 to the contrary, in no event shall more than 30,000,000 shares of Common Stock, subject to adjustment pursuant to Article VII hereof, be granted pursuant to Incentive Stock Options under the Plan.

Section 1.6 Section 162(m) Limits on Awards to Participants.

(a) Limits on Certain Stock Options and Stock Appreciation Rights. The maximum aggregate number of shares of Common Stock that may be granted to any Participant during any single calendar year with respect to Stock Options or Stock Appreciation Rights that are granted at no less than 100% of Fair Market Value on the Date of Grant is 3,000,000 shares (regardless of whether Stock Appreciation Rights are settled in cash, Common Stock, other Company securities or a combination thereof) unless the grant is made in the Participant’s year of hire, in which case the limit is 5,000,000 shares, subject to adjustment pursuant to Article VII hereof.

(b) Limits on other Awards. The maximum amount of Awards (other than those Awards set forth in Section 1.6(a)) intended to qualify for the Section 162(m) Exception that may be awarded to any Participant in respect of any Performance Period is $20,000,000 (with respect to Awards denominated in cash) and 2,000,000 shares of Common Stock (with respect to Awards denominated in shares of Common Stock), subject to adjustment pursuant to Article VII hereof.

Section 1.7 Agreements.

The Committee shall determine and set forth in an Agreement the terms and conditions of each Award (other than an Award of unrestricted Common Stock). Each Agreement (i) shall state the Date of Grant and the name of the Participant, (ii) shall specify the terms of the Award, (iii) shall be signed (including by electronic signature) by a person designated by the Committee and, if so required by the Committee, by the Participant, (iv) shall incorporate the Plan by reference and (v) shall be delivered or otherwise made available to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Agreements relating to an Award in a jurisdiction outside of the United States, and/or to adopt a schedule to the Plan regarding the terms of Awards to be granted in any such jurisdiction, (i) to comply with the laws of such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Affiliate, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.

Section 1.8 Forfeiture; Recoupment.

The Committee may reserve the right in an Agreement to cause a forfeiture of the gain realized by a Participant with respect to an Award under such Agreement on account of actions taken by, or failed to be taken by, the Participant in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (iv) confidentiality obligation with respect to the Company or any Affiliate, (v) Company policy or procedure including, without limitation, the Company’s Standards of Business Conduct, (vi) other agreement or (vii) any other obligation of the Participant to the Company or any affiliate, as and to the extent specified in the applicable Agreement. Any Award granted under the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

ARTICLE II

PROVISIONS APPLICABLE TO STOCK OPTIONS AND

STOCK APPRECIATION RIGHTS

Section 2.1 Grants of Stock Options.

The Committee may from time to time grant to eligible employees, directors or other Service Providers of the Company or any of its Affiliates Stock Options on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of a Stock Option shall specify the number of shares of Common Stock subject to such Stock Option, the Date of Grant, the exercise price of such Stock Option, whether such Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option, the period during which such Stock Option may be exercised, any vesting schedule, any Performance Goals and any other terms that the Committee deems appropriate.

Section 2.2 Exercise Price.

The Committee shall establish the per share exercise price of a Stock Option on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Option that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided that the excess of:

(i) the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii) the aggregate exercise price thereof, does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

The exercise price of any Stock Option will be subject to adjustment in accordance with the provisions of Article VII of the Plan.

Section 2.3 Exercise of Stock Options.

(a) Exercisability. Stock Options shall be exercisable only to the extent the Participant is vested therein, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant). The Committee shall establish the vesting schedule applicable to a Stock Option granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Stock Option and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant).

(b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised.

(c) Exercise in the Event of Termination of Service. The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the extent to which a Participant shall have the right to exercise his Outstanding Stock Options if a Participant’s Service with the Company or any of its Affiliates ends for any reason and the length of time during which such Outstanding Stock Options may be exercised to the extent exercisable after the date of such termination of Service. Such provisions need not be uniform among all Stock Options and may reflect distinctions based on the reasons for termination of Service.

(d) Maximum Exercise Period. Anything in Section 2.3(b) or Section 2.3(c) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Option shall be exercisable after the Expiration Date. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Options may be exercised up to and including the last business day before such date.

(e) Adjustment with Respect to Stock Options. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Options vest.

Section 2.4 Payment of Purchase Price Upon Exercise.

Every share purchased through the exercise of a Stock Option shall be paid for in full on or before the settlement date for the shares of Common Stock issued pursuant to the exercise of the Stock Options in cash or, in the discretion of the Committee, in shares of Common Stock, in a combination of cash or shares or in any other form of valid consideration that is acceptable to the Committee in its sole discretion. If the Agreement so provides, such exercise price may also be paid in whole or in part using a net share settlement procedure or through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, a Stock Option may also be exercised through a “cashless exercise” procedure, approved by the Committee, involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the exercise price of the Option.

Section 2.5 No Repricing of Stock Options.

The Committee may not “reprice” any Stock Option without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending the terms of a Stock Option to reduce its exercise price, (ii) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for a Stock Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Stock Option or a Restricted Share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, (iii) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or other securities or (iv) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.5 shall prevent the Committee from making adjustments pursuant to Article VII.

Section 2.6 Stock Appreciation Rights.

(a) Generally. The Committee may grant Stock Appreciation Rights alone or in tandem with other Awards.

(b) Stock Appreciation Rights Granted In Tandem with Stock Options. If the Stock Appreciation Right is granted in tandem with a Stock Option, such Stock Appreciation Right may be granted either at the time of the grant of the Stock Option or by amendment at any time prior to the exercise, expiration or termination of such Stock Option. The Stock Appreciation Right shall be subject to the same terms and conditions as the related Stock Option and shall be exercisable only at such times and to such extent as the related Stock Option is exercisable. A Stock Appreciation Right shall entitle the holder to surrender to the Company the related Stock Option unexercised and receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Stock Option, determined as of the day preceding the surrender of such Stock Option, over the Stock Option aggregate exercise price. Such amount shall be paid in cash, or in the discretion of the Committee, in shares of Common Stock or in a combination of cash or shares of Common Stock.

(c) Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options. Subject to the next sentence and Section 2.6(e), Stock Appreciation Rights granted alone or in tandem with Awards other than Stock Options shall be subject to such terms and conditions as the Committee shall establish at or after the time of grant and set forth in the applicable Agreement. The Committee shall establish the per share exercise price of a Stock Appreciation Right granted alone on the Date of Grant in such amount as the Committee shall determine; provided that such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. In addition, notwithstanding the foregoing, the per share exercise price of a Stock Appreciation Right that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; provided that the excess of:

(i) the aggregate Fair Market Value (as of the Date of Grant of such Substitute Award) of the shares of Common Stock subject to the Substitute Award, over

(ii) the aggregate exercise price thereof, does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction pursuant to which the Substitute Award was granted, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

The exercise price of any Stock Appreciation Right will be subject to adjustment in accordance with the provisions of Article VII of the Plan. The period specified by the Committee during which the Stock Appreciation Right may be exercised is the Stock Appreciation Right period.

(d) Exercise of Stock Appreciation Rights Granted Alone or In Tandem with Awards Other Than Stock Options in the Event of Termination of Service. The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the extent to which a Participant shall have the right to exercise his Outstanding Stock Appreciation Rights if a Participant’s Service with the Company or any of its Affiliates ends for any reason and the length of time during which such Outstanding Stock Appreciation Rights may be exercised to the extent exercisable after the date of such termination of Service. Such provisions need not be uniform among all Stock Appreciation Rights and may reflect distinctions based on the reasons for termination of Service.

(e) Maximum Exercise Period. Anything in Section 2.6(c) or Section 2.6(d) to the contrary notwithstanding and unless the Committee determines otherwise, no Stock Appreciation Rights shall be exercisable after the Expiration Date. If the Expiration Date determined in accordance with the preceding sentence is not a business day, the Stock Appreciation Rights may be exercised up to and including the last business day before such date.

(f) Adjustment with Respect to Stock Appreciation Rights. Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Stock Appreciation Rights vest.

(g) No Repricing of Stock Appreciation Rights. The Committee may not “reprice” Stock Appreciation Rights without approval of the Company’s stockholders. “Reprice” means any of the following or any other action that has the same effect: (i) amending the terms of a Stock Appreciation Right to reduce its exercise price, (ii) canceling a Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for a Stock Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Stock Appreciation Right or a Restricted Share or other equity award unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction, (iii) canceling a Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or other securities or (iv) taking any other action that is treated as a repricing under GAAP, provided that nothing in this Section 2.6(g) shall prevent the Committee from making adjustments pursuant to Article VII.

ARTICLE III

PROVISIONS APPLICABLE TO RESTRICTED SHARES

Section 3.1 Grants of Restricted Shares.

The Committee may from time to time grant to eligible employees or other Service Providers Restricted Shares on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Each Agreement covering a grant of Restricted Shares shall specify the number of Restricted

Shares granted, the Date of Grant, the price, if any, to be paid by the Participant for such Restricted Shares, the vesting schedule (as provided for in Section 3.2 hereof) and any Performance Goals for such Restricted Shares and any other terms that the Committee deems appropriate.

Section 3.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Shares granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Shares and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that vesting schedules shall remain in effect (in whole or in part) at least until the first anniversary of the Date of Grant, except as provided in the applicable Agreement in the event of death, Permanent Disability, Retirement, Change in Control, constructive termination of Service, or termination by the Company other than Termination for Cause.

Section 3.3 Rights and Restrictions Governing Restricted Shares.

The Participant shall have all rights of a holder as to such shares of Common Stock (including, to the extent applicable, the right to receive dividends and to vote), except that none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such shares have vested. Notwithstanding the foregoing, dividends paid on Restricted Shares that vest or are earned based upon the achievement of Performance Goals will be accrued during the Performance Period applicable to such Restricted Shares, and such dividends will vest and be paid only if the Performance Goals for the underlying Restricted Shares are achieved, and if the Performance Goals are not achieved, the Participant shall forfeit all unvested dividends with respect to such Restricted Shares.

Section 3.4 Adjustment with Respect to Restricted Shares.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Shares vest. The Committee may, in its sole discretion, remove any and all restrictions on such Restricted Shares whenever it may determine that, by reason of changes in applicable law, the rules of any stock exchange on which the Common Stock is listed or other changes in circumstances arising after the Date of Grant, such action is appropriate.

Section 3.5 Delivery of Restricted Shares.

On the date on which Restricted Shares vest, all restrictions contained in the Agreement covering such Restricted Shares and in the Plan shall lapse as to such Restricted Shares. Restricted Share Awards issued hereunder may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 3.6 Termination of Service.

The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the impact of the Participant’s termination of Service with the Company or any of its Affiliates on his unvested Restricted Shares. Such provisions need not be uniform among all Restricted Share Awards and may reflect distinctions based on the reasons for termination of Service.

Section 3.7 Grants of Unrestricted Shares.

The Committee may, in its sole discretion, make awards of unrestricted Common Stock to eligible Service Providers in recognition of outstanding achievements and performance; provided, that, such awards of unrestricted Common Stock shall be in lieu of salary or cash bonuses otherwise payable to the Service Providers.

ARTICLE IV

PROVISIONS APPLICABLE TO RESTRICTED SHARE UNITS

Section 4.1 Grants of Restricted Share Units.

The Committee may from time to time grant Restricted Share Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan as the Committee, in its discretion, may from time to time determine. Each Restricted Share Unit awarded to a Participant shall correspond to one share of Common Stock. Each Agreement covering a grant of Restricted Share Units shall specify the number of Restricted Share Units granted, the vesting schedule (as provided for in Section 4.2 hereof) for such Restricted Share Units and any Performance Goals and any other terms that the Committee deems appropriate.

Section 4.2 Vesting.

The Committee shall establish the vesting schedule applicable to Restricted Share Units granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Share Units and/or any applicable Performance Goal requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Agreement, provided that vesting schedules shall remain in effect (in whole or in part) at least until the first anniversary of the Date of Grant, except as provided in the applicable Agreement in the event of death, Permanent Disability, Retirement, Change in Control, constructive termination of Service, or termination by the Company other than Termination for Cause.

Section 4.3 Adjustment with Respect to Restricted Share Units.

Any other provision of the Plan to the contrary notwithstanding, the Committee may, in its discretion, at any time accelerate the date or dates on which Restricted Share Units vest.

Section 4.4 Settlement of Restricted Share Units.

On the date on which Restricted Share Units vest (unless another date is specified by the Committee in the Agreement), all restrictions contained in the Agreement covering such Restricted Share Units and in the Plan shall lapse as to such Restricted Share Units and the Restricted Share Units will be payable in cash equal to the Fair Market Value of the shares subject to such Restricted Share Units or in shares of Common Stock or in a combination of cash or shares of Common Stock. Restricted Share Units paid in Common Stock may be evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates. If stock certificates are issued, such certificates shall be delivered to the Participant or such certificates shall be credited to a brokerage account if the Participant so directs; provided, however, that such certificates shall bear such legends as the Committee, in its sole discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws.

Section 4.5 Termination of Service.

The Committee shall determine and specify in the applicable Agreement (or any employment agreement applicable to the Participant) the impact of the Participant’s termination of Service with the Company or any of its Affiliates on his unvested Restricted Share Units. Such provisions need not be uniform among all Restricted Share Unit Awards and may reflect distinctions based on the reasons for termination of Service.

ARTICLE V

PERFORMANCE AWARDS

Section 5.1 Grants of Performance Awards.

The Committee may from time to time grant to eligible employees or other Service Providers Performance Awards consisting of Performance Shares or Performance Units on the terms and conditions set forth in the Plan and on such other terms and conditions as are not inconsistent with the purposes and provisions of the Plan, as the Committee, in its discretion, may from time to time determine. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

Section 5.2 Performance Goals.

Unless otherwise determined by the Committee, the grant, vesting and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to one or more performance goals over a Performance Period. For any such Performance Awards that are intended to qualify for the Section 162(m) Exception, the performance targets on which the grant, vesting and/or exercisability are conditioned shall be selected by the Committee from among the following goals, on a GAAP or non-GAAP basis (the “Section 162(m) Performance Goals”): Net income, adjusted net income, EBITDA, adjusted EBITDA, OIBDA, adjusted OIBDA, operating income, adjusted operating income, free cash flow, net earnings, net earnings from continuing operations, earnings per share, adjusted earnings per share, revenue, net revenue, operating revenue, total stockholder return, share price, return on equity, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, net operating profit after tax, operating margin, profit margin, economic value added, share of advertising, circulation share, market position or any combination thereof. A Section 162(m) Performance Goal may be stated as a combination of one or more goals (e.g., free cash flow return on invested capital), and on an absolute or relative basis.

In addition, for any Awards not intended to qualify for the Section 162(m) Exception, the Committee may establish performance targets based on other performance goals as it deems appropriate (together with the Section 162(m) Performance Goals, the “Performance Goals”). The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to an Affiliate, division, department, region, function or business unit, including, without limitation, financial and operating performance and individual contributions to financial and non-financial objectives, and the implementation and enforcement of effective compliance programs, and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Section 5.3 Performance Goals on Awards other than Performance Awards.

The Committee, in its sole discretion, may also require that the grant, vesting and/or exercisability of Awards other than Performance Awards be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to Performance Goals over a Performance Period, as described in Section 5.2.

Section 5.4 Discretion to Reduce Awards.

The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase any Award intended to qualify for the Section 162(m) Exception in any manner that would adversely affect the treatment of the Award under the Section 162(m) Exception.

Section 5.5 Adjustment of Calculation of Performance Goals.

In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participants’ Awards under the Plan for such Performance Period attributable to such transaction, circumstance or event. All determinations that the Committee makes pursuant to this Section 5.5 shall be conclusive and binding on all persons for all purposes.

ARTICLE VI

DIVIDEND EQUIVALENTS AND OTHER AWARDS

Section 6.1 Dividend Equivalents.

Subject to the provisions of this Plan and any Agreement, the recipient of an Award other than a Stock Option or Stock Appreciation Right (including, without limitation, any Award other than a Stock Option or Stock Appreciation Right deferred pursuant to Section 8.8) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends or Dividend Equivalents, with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested and/or shall be subject to the same terms and conditions (including vesting and forfeiture provisions) as the related Award. Dividends or Dividend Equivalents granted with respect to an Award that vests or is earned based upon the achievement of Performance Goals will be accrued during the Performance Period applicable to such Award, and such dividends or Dividend Equivalents will vest and be paid only if the Performance Goals for the underlying Award are achieved, and if the Performance Goals are not achieved, the Participant shall forfeit all unvested dividends or Dividend Equivalent Rights with respect to such Award.

Section 6.2 Other Awards.

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Other Awards may also include cash payments under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of Common Stock and that may be granted in tandem with, or independent of, Awards granted under the Plan.

ARTICLE VII

EFFECT OF CERTAIN CORPORATE CHANGES

In the event of a merger, consolidation, stock-split, reverse stock-split, dividend, distribution, combination, reclassification, reorganization, consolidation, split-up, spin-off or recapitalization that changes the character or amount of the Common Stock, an extraordinary cash dividend or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments, if any, to (i) the number and kind of securities subject to any outstanding Award, (ii) the exercise price or purchase price, if any, of any outstanding Award, and (iii) the maximum number and kind of securities referred to in Sections 1.5(a) and (b) and Sections 1.6(a) and (b) of the Plan, in each case, as it deems appropriate.

In the event of a Change in Control, the Committee may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder, including (i) providing for full vesting of Awards for those Participants whose Service is terminated by the Company in connection with the consummation of the Change in Control, (ii) providing for the termination of Awards upon the consummation of the Change in Control, in which case vesting and payout of such Awards shall be accelerated for Participants who are Service Providers at the time of the Change in Control and/or (iii) providing for the cashout of Awards, in which case the amount to be paid out in the case of Restricted Shares or Restricted Share Units shall be equal to the formula or fixed price per share paid to holders of shares of Common Stock and, in the case of Stock Options or Stock Appreciation Rights, equal to the product of the number of shares of Common Stock subject to the Stock Option or Stock Appreciation Right (the “Award Shares”) multiplied by the amount, if any, by which (X) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such transaction exceeds (Y) the exercise price applicable to such Award Shares. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if the transaction is not also a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5)(without regard to any alternative definition thereunder). All determinations that the Committee makes pursuant to this Article VII shall be conclusive and binding on all persons for all purposes. The Committee need not treat all types of Awards, or all Awards within the same type of Award, in the same manner under this Article VII.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Rights to Awards or Continued Employment or other Service.

Nothing in the Plan or in any Agreement, nor the grant of any Award under the Plan, shall confer upon any individual any right to be employed by or to continue in the employment or other Service of the Company or any Affiliate thereof, nor to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, including the right to receive any future Awards under the Plan or any other plan of the Company or any Affiliate thereof or interfere with or limit the right of the Company or any Affiliate thereof to modify the terms of or terminate such individual’s employment or other Service at any time for any reason.

Section 8.2 Restriction on Transfer.

The rights of a Participant with respect to any Award shall be exercisable during the Participant’s lifetime only by the Participant and shall not be transferable by the Participant to whom such Award is granted, except by will or the laws of descent and distribution, provided that the Committee may permit other transferability, subject to any conditions and limitations that it may, in its sole discretion, impose.

Section 8.3 Taxes.

The Company or an Affiliate thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s estate any federal, state, local or other taxes required by law to be withheld with respect to such payments. The Committee, in its discretion, may require, as a condition to the exercise or settlement of any Award or delivery of any certificate(s) for shares of Common Stock, that an additional amount be paid in cash equal to the amount of any federal, state, local or other taxes required to be withheld as a result of such exercise or settlement. In addition, the Committee may establish procedures to allow Participants to satisfy such withholding obligations through a net share settlement procedure or the withholding of shares subject to the applicable Award, or through a “cashless exercise” procedure as described in Section 2.4. Any Participant who makes an election under Section 83(b) of the Code to have his Award taxed in accordance with such election must give notice to the Company of such election immediately upon making a valid election in accordance with the rules and regulations of the Code. Any such election must be made in accordance with the rules and regulations of the Code.

Section 8.4 Stockholder Rights.

No Award under the Plan shall entitle a Participant or a Participant’s estate or permitted transferee to any rights of a holder of shares of Common Stock of the Company, except as provided in Article III with respect to Restricted Shares or when and until the Participant, the Participant’s estate or the permitted transferee is registered on the books and records of the Company as a stockholder with respect to the exercise or settlement of such Award.

Section 8.5 No Restriction on Right of Company to Effect Corporate Changes.

The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stock whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 8.6 Source of Payments.

The general funds of the Company shall be the sole source of cash settlements of Awards under the Plan and the Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent a person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 8.7 Exercise Periods Following Termination of Service.

For the purposes of determining the dates on which Awards may be exercised following a termination of Service or following the Retirement, death or Permanent Disability of a Participant, the day following the date of such event shall be the first day of the exercise period and the Award may be exercised up to and including the last business day falling within the exercise period. Thus, if the last day of the exercise period is not a business day, then the last date an Award may be exercised is the last business day preceding the end of the exercise period.

Section 8.8 Deferral of Awards.

The Committee may establish procedures pursuant to which the payment of any Award may be deferred.

Section 8.9 Employment of Participant by Affiliate.

Unless the Committee determines otherwise, the Service of a Participant who works for an Affiliate shall terminate, for Plan purposes, on the date on which the Participant’s employing company ceases to be an Affiliate.

Section 8.10 Registration Restrictions.

A Stock Option or Stock Appreciation Right shall not be exercisable, no transfer of shares of Common Stock shall be made to any Participant, and any attempt to exercise a Stock Option or Stock Appreciation Right or to transfer any such shares shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Stock Option or Stock Appreciation Right, and the shares of Common Stock subject to such Stock Option or Stock Appreciation Right have been duly qualified under applicable federal or state securities or blue sky laws or (ii) the Committee, in its sole discretion, determines, or the Participant, upon the request of the Committee, provides an opinion of counsel satisfactory to the Committee, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws. Without limiting the foregoing, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock subject to a Stock Option, Stock Appreciation Right or other Award is required under any federal or state law or on any securities exchange or the consent or approval of any U.S. or foreign governmental regulatory body is necessary or desirable as a condition of, or in connection with, delivery or purchase of such shares under a Stock Option, Stock Appreciation Right or other Award, such Stock Option or Stock Appreciation Right shall not be exercised in whole or in part, and shares of Common Stock shall not be delivered pursuant to the Award, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

ARTICLE IX

AMENDMENT AND TERMINATION

The Plan may be terminated and may be altered, amended, suspended or terminated at any time, in whole or in part, by the Board; provided, however, that no alteration or amendment will be effective without stockholder approval if such approval is required by law or under the rules of the NASDAQ Global Select Market or other principal stock exchange on which the Common Stock is listed. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been made, materially adversely affect the rights of such Participant in such Award. Unless previously terminated pursuant to this Article IX, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no further Awards may be granted hereunder after such date.

ARTICLE X

INTERPRETATION

Section 10.1 Governmental Regulations.

The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

Section 10.2 Headings.

The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 10.3 Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

Section 10.4 Parachute Taxes.

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in

Section 280G(c) of the Code, any Award held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant’s rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements will be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment. The Company will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Stock Options or Stock Appreciation Rights, then by reducing or eliminating any accelerated vesting of Restricted Shares or Restricted Share Units, then by reducing or eliminating any other Parachute Payments.

Section 10.5 Section 409A of the Code.

The Plan is intended to comply with Section 409A of the Code and all regulations, guidance and other interpretive authority issued under such section (“Section 409A”) to the extent subject to Section 409A, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A will not be treated as deferred compensation unless applicable law, rules or regulations require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan to a Participant who is a “specified employee” (within the meaning of Treasury Regulations Section 1.409A-1(i)) as of the date of the Participant’s “separation from service” within the meaning of Section 409A of the Code that are properly treated as “deferred compensation” subject to Section 409A during the six-month period immediately following the Participant’s termination of Service will instead be paid on the first payroll date after the six-month anniversary of the Participant’s “separation from service” (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company, any Affiliate nor the Committee will have any liability to any Participant for such tax or penalty.

ARTICLE XI

EFFECTIVE DATE AND STOCKHOLDER APPROVAL

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholder(s) within one year of the Effective Date. Upon approval of the Plan by the stockholder(s) of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholder(s) of the Company had approved the Plan on the Effective Date. If the stockholder(s) fail(s) to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

1211 AVENUE OF THE AMERICAS NEW YORK, NY 10036	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by News Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to News Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M78311-P55791	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWS CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSALS 1, 2, 3 AND 5, AND A VOTE FOR 1 YEAR ON
PROPOSAL 4.
1.	Proposal to elect 12 directors		For	Against	Abstain
	1a.	K. Rupert Murdoch	☐	☐	☐			For	Against	Abstain
	1b.	Lachlan K. Murdoch	☐	☐	☐		1k. Ana Paula Pessoa	☐	☐	☐
	1c.	Robert J. Thomson	☐	☐	☐		1l. Masroor Siddiqui	☐	☐	☐
	1d.	José María Aznar	☐	☐	☐	2.	Proposal to Ratify the Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2015.	☐	☐	☐
	1e.	Natalie Bancroft	☐	☐	☐
	1f.	Peter L. Barnes	☐	☐	☐	3.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐
	1g.	Elaine L. Chao	☐	☐	☐		1 Year	2 Years	3 Years	Abstain
	1h.	John Elkann	☐	☐	☐	4.	Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation. ☐	☐	☐	☐
	1i.	Joel I. Klein	☐	☐	☐			For	Against	Abstain
	1j.	James R. Murdoch	☐	☐	☐	5.	Approval of the Material Terms of the Performance Goals under the News Corporation 2013 Long-Term Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

						THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST PROPOSAL 6.
NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.						6.	Stockholder Proposal - Eliminate the Company’s Dual Class Capital Structure.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

If you plan to attend the Annual Meeting on November 13, 2014, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than November 10, 2014. On the day of the Annual Meeting, each stockholder will be required to present a valid, government-issued photo identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. Pacific time and the Annual Meeting will begin at 10:00 a.m. Pacific time. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M78312-P55791

FORM OF PROXY

IMPORTANT NOTICE TO STOCKHOLDERS

of News Corporation

The Annual Meeting of Stockholders will be held at the

Zanuck Theatre at Fox Studios

10201 West Pico Boulevard

Los Angeles, California 90035

on November 13, 2014

10:00 a.m. Pacific Time

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF NEWS CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 13, 2014

The undersigned, a stockholder of News Corporation, a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company’s Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch, Robert J. Thomson and Bedi Ajay Singh and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 13, 2014 at 10:00 a.m. Pacific Time at the Zanuck Theatre at Fox Studios, 10201 West Pico Boulevard, Los Angeles, California 90035.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 5, EVERY “ONE YEAR” FOR PROPOSAL 4 AND “AGAINST” PROPOSAL 6. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be signed on the other side)